As filed with the Securities and Exchange Commission on February 14, 2012
Registration Number 333-_____

_________________________________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

________________________

ULURU Inc. (Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	41-2118656 (I.R.S. Employer Identification No.)
4452 Beltway Drive Addison, Texas 75001 (214) 905-5145 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Terrance K. Wallberg
Chief Financial Officer
ULURU Inc.
4452 Beltway Drive
Addison, Texas 75001
(214) 905-5145
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:
John J. Concannon III, Esq.	Stephen A. Weiss, Esq.
Bingham McCutchen LLP	Hunter Taubman Weiss, LLP
One Federal Street	17 State Street
Boston MA 02110	New York, New York 10004
(617) 951-8000	(212) 607-5951

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date hereof.
________________________

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. 

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.   (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑

_________________________________________________________________________________________________

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price	Amount of registration fee(1)
2,500,000 shares of Common Stock, $0.001 par value per share	$1,000,000	$115	(3)
Warrants issued to placement agent: 100,000 shares of Common Stock issuable upon exercise of placement agent warrants	$40,000	—	(4)
Total	$1,040,000	$115

(1)	Calculated pursuant to Rule 457(o) on the basis of the maximum aggregate offering price of all of the securities to be registered.

(2)
Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issuable upon exercise of warrants registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(3)	The proposed maximum aggregate price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(4)	No fee required pursuant to Rule 457(g).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

The information contained herein is subject to completion or amendment.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission becomes effective.  This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any state where the offer, solicitation, or sale is not permitted.

SUBJECT TO COMPLETION, DATED _______, 2012

PROSPECTUS

2,500,000 SHARES OF COMMON STOCK

ULURU Inc. is offering up to 2,500,000 shares of our common stock at an estimated offering price of $0.40 per share.  We are not required to sell any specific dollar amount or number of shares of common stock, but will use our best efforts to sell all of the shares being offered. The offering will terminate on the earlier of (i) the date upon which all of the 2,500,000 shares of common stock being offered have been sold, or (ii) __________ 2012 (60 days after the date of this prospectus).  In any event, the offering may be closed without further notice to you..

Our common stock is presently listed on the NYSE Amex under the symbol “ULU”.  We intend to apply for listing on the NYSE Amex all of the shares offered hereby.  On February 13 2012, the last reported sale price of our common stock on the NYSE Amex was $0.31 per share.

We have retained Wellington Shields & Co. LLC (the “Placement Agent”) to act as our exclusive placement agent in connection with this offering.  The Placement Agent is not purchasing the shares offered by us, and is not required to sell any specific number or dollar amount of shares, but will assist us in this offering on a “best efforts” basis.  Because there is no minimum offering amount required as a condition to the closing of this offering, the actual public offering amount, Placement Agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth below.  See “Plan of Distribution” beginning of page 61 of this prospectus for more information regarding the placement agent arrangement.

Investing in our shares involves a high degree of risk.  See “Risk Factors” beginning on page 6 of this prospectus for more information.

	Price Per Share	Total
Public Offering Price for Shares	$	$
Placement Agent Fees (1)	$	$
Offering Proceeds, Before Expenses, To Us (2)	$	$
___________________________
(1) We have agreed to pay the Placement Agent a cash fee equal to 7% of the gross proceeds of the offering of shares by us, as well five year warrants entitling the Placement Agent to purchase shares of our common stock equal to 4% of the aggregate number of shares of common stock sold in the offering. For the purpose of estimating the Placement Agent’s fees, we have assumed that they will receive their maximum commission on all sales made in the offering.   The Placement Agent will also be entitled to reimbursement of expenses up to a maximum of 1.0% of the gross proceeds raised in this offering.

(2) We estimate the total expenses of this offering, excluding the placement agent fees, will be approximately $____.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the prospectus to which it relates is truthful or complete.  Any representation to the contrary is a criminal offense.

WELLINGTON SHIELDS & CO., LLC

The date of this prospectus is _______, 2012.

You may only rely on the information contained in this prospectus or that we have referred you to.  We have not authorized anyone to provide you with different information.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful.  Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the other documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, objectives of management or other financial items are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus, particularly as set forth and incorporated by reference in the “Risk Factors” section above, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments we may make.

You should read this prospectus and the documents that we incorporate by reference in this prospectus completely and with the understanding that our actual future results may be materially different from what we expect.   Except as required by applicable law, we undertake no obligation to publicly revise any forward-looking statements, whether as a result of new information, future events, or for any other reason. However, you should carefully review the risk factors set forth in other reports or documents we file from time to time with the SEC.

PROSPECTUS SUMMARY

This summary highlights certain information about our company and this offering appearing elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus.  For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements.  References in this prospectus to “we,” “us,” “our,” “Company” and “Uluru” refer to ULURU Inc., a Nevada corporation.  You should read both this prospectus together with additional information described below under the heading "Where You Can Find More Information".

About Uluru

We are a diversified specialty pharmaceutical company committed to developing and commercializing a broad range of innovative wound care and muco-adhesive film products based on our patented Nanoflex® and OraDiscTM drug delivery technologies, with the goal of improving outcomes for patients, health care professionals, and health care payers.

Utilizing our technologies, three of our products have been approved for marketing in various global markets.  In addition, numerous additional products are under development utilizing our patented Nanoflex® and OraDiscTM drug delivery technologies.

Altrazeal® Transforming Powder Dressing.  Based on our Nanoflex® technology, we believe that our Altrazeal® Transforming Powder Dressing has the potential to change the way health care providers approach their treatment of wounds.  Launched in September 2008, the product is indicated for exuding wounds such as partial thickness burns, donor sites, abrasions, surgical, acute and chronic wounds.  Our Altrazeal® product was registered with the FDA as a 510(k) exempt product in June 2008.  We plan on filing a 510(k) application to expand label claims to include pain.

Since the roll-out of Altrazeal® in June 2008, there have been a number of positive clinical results which have been documented through the completion of one randomized clinical trial, the publishing of more than 35 poster presentations, and one peer reviewed article being published in an international indexed journal.  Altrazeal® has contributed to improved healing and patient quality of life in many acute and chronic wounds, particularly in diabetic foot ulcers, venous ulcers, and geriatric wounds.  Although the time to achieve the commercial success of Altrazeal® has taken longer than originally anticipated, we have refined our marketing strategy and are now focusing on a limited number of major wound types where the product exhibits clinical advantages and on sites of care, such as home health care, where barriers to entry are lower.

Aphthasol® and Aptheal® (Amlexanox 5% Paste). Our Amlexanox 5% paste product is the first drug approved by the FDA for the treatment of canker sores.  A Phase IV clinical study conducted in Northern Ireland was completed in November 2000 and results confirmed that amlexanox 5% paste was effective in preventing the formation of an ulcer when used at the first sign or symptom of the disease.  We have entered into distribution agreements with third parties to market Amlexanox 5% paste in the United States and several European countries.

OraDisc™ A. OraDisc™ A was initially developed as a drug delivery system to treat canker sores with the same active ingredient (amlexanox) that is used in Aphthasol® paste. We anticipate that higher amlexanox concentrations will be achieved at the disease site, increasing the effectiveness of the product.  OraDisc™ A was approved by the FDA in September 2004.

Our growth strategy is twofold:

▪
Establish the foundation for a market leadership position in wound management by developing and commercializing a customer focused portfolio of innovative wound care products based on the Nanoflex® technology to treat the various phases of wound healing; and

▪	Develop our oral-transmucosal technology (OraDiscTM) and generate revenues through multiple licensing agreements.

Recent Developments

License Agreement

On January 11, 2012, we executed a License and Supply Agreement (the “License Agreement”) with Melmed Holding AG (“Melmed”) to market Altrazeal ® throughout the European Union, Australia, New Zealand, North Africa, and the Middle East.  Under the terms of the License Agreement, we will receive licensing fees of $250,000 in 2012, certain royalties on product sales within the territories, and will supply Altrazeal® at a price equal to 30% of the net sales price.  Contemporaneous with the execution of the License Agreement, we also executed a shareholders’ agreement for the establishment of Altrazeal Trading Ltd., a single purpose entity to be used for the exclusive marketing of Altrazeal® throughout the European Union, Australia, New Zealand, North Africa, and the Middle East.  We received a non-dilutable 25% ownership interest in Altrazeal Trading Ltd.

Convertible Debt Transactions

On June 13, 2011, we completed an initial convertible debt financing with Kerry P. Gray, the Company’s Chairman, President, and Chief Executive Officer (the “June 2011 Debt Offering”).  The convertible note of $140,000 bears interest at the rate of 10.0% per annum, with annual payments of interest commencing on July 1, 2012.  The full amount of principal and any unpaid interest will be due on June 13, 2014.  The outstanding principal balance of the note may be converted into shares of the Company’s common stock, at the option of the note holder and at any time, at a conversion price of $1.20 per share or 166,667 shares of common stock.  The Company may force conversion of the convertible note if our common stock trades for a defined period of time at a price greater than $1.80.  The convertible note is collateralized by the grant of a security interest in the inventory, accounts receivables and capital equipment held by the Company.  As part of the convertible debt financing, Mr. Gray also received a warrant to purchase up to 35,000 shares of the Company’s common stock.  The warrant has an exercise price of $1.20 per share and is exercisable at any time until June 13, 2016.

On July 28, 2011, we completed a second convertible debt financing with Kerry P. Gray, the Company’s Chairman, President, and Chief Executive Officer (the “July 2011 Debt Offering”).  The convertible note of $125,000 bears interest at the rate of 10.0% per annum, with annual payments of interest commencing on July 1, 2012.  The full amount of principal and any unpaid interest will be due on July 28, 2014.  The outstanding principal balance of the note may be converted into shares of the Company’s common stock, at the option of the note holder and at any time, at a conversion price of $1.08 per share or 115,741 shares of common stock.  The Company may force conversion of the convertible note if our common stock trades for a defined period of time at a price greater than $2.16.  The convertible note is collateralized by the grant of a security interest in the inventory, accounts receivables and capital equipment held by the Company.  As part of the convertible debt financing, Mr. Gray also received a warrant to purchase up to 34,722 shares of the Company’s common stock.  The warrant has an exercise price of $1.08 per share and is exercisable at any time until July 28, 2016.

The securities issuable on conversion of each note have not been registered under the Securities Act of 1933 and may not be sold absent registration or an applicable exemption from the registration requirements.  In connection with the foregoing issuance, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities.  The offering and sale was made to a single person, who is an accredited investor, and transfer is restricted by the Company in accordance with the requirements of the Securities Act.

Preferred Stock Transaction

On September 13, 2011, the Company, entered into a Preferred Stock Purchase Agreement (the “Series A Agreement”) with Ironridge Global III, LLC, a Delaware limited liability company (“Ironridge Global”), under which Ironridge Global is committed to purchase for cash up to $650,000 of the Company’s redeemable, convertible Series A Preferred Stock (the “Series A Stock”) at $10,000 per share of Series A Stock.  The Series A Stock is convertible at the option of the Company at a fixed conversion price of $0.70, which represented a premium of approximately 37% over the closing price prior to announcement of $0.51 per share.  The conversion price for the holder is fixed with no adjustment mechanisms, resets, or anti-dilution covenants, other than the customary adjustments for stock splits.  The conversion price if the Company elects to convert the Series A Stock is subject to adjustment based on the market price of the Company's common stock and any applicable early redemption price at the time the Company converts.

Under the terms of the Series A Agreement, from time to time and at the Company’s sole discretion, the Company may present Ironridge Global with a notice to purchase such Series A Stock.  On September 20, 2011, Ironridge funded the initial purchase of 15 shares of Series A Stock for cash of $150,000.

In order to effect subsequent purchase closings under the Agreement, on November 8, 2011 the Company and Ironridge entered into a First Amendment to Preferred Stock Purchase Agreement (the “First Amendment”).  Pursuant to the First Amendment, the Company provided notice and Ironridge Global purchased additional Series A Stock in installments as follows:

▪	10 Series A Stock shares for $100,000 on November 9, 2011;
▪	25 Series A Stock shares for $148,750 on January 13, 2012; and
▪	15 Series A Stock shares for $141,525 on January 23, 2012.

On August 22, 2011, we entered into a Finders Fee and Indemnity Agreement with Maxim Group LLC, to assist us, on a non-exclusive basis, with finding and introducing investors as a potential source for financing.  We paid Maxim a finder’s fee, in cash, equal to 5% of the total cash consideration paid to us as a result of each preferred stock financing event resulting from Maxim’s introduction of Ironridge Global.

Common Stock Transaction

On September 13, 2011, the Company entered into a Common Stock Purchase Agreement (the “Common Stock Agreement”) with Ironridge Global BioPharma, a division of Ironridge Global IV, Ltd. (“Ironridge”), under which the Company may deliver a notice to Ironridge exercising its right to require Ironridge to purchase up to $969,000 of its common stock at a price per share equal to $0.50.  The purchase price is equal to 102% of the per share closing bid price of the Company’s common stock as reported on the NYSE Amex on the trading day on September 14, 2011.

The Company provided four notices to Ironridge for the purchase of common stock, with Ironridge purchasing each tranche of shares of common stock with a promissory note, as follows:

▪	646,364 shares of common stock for $323,182 on September 16, 2011;
▪	300,000 shares of common stock for $150,000 on November 7, 2011;
▪	500,000 shares of common stock for $250,000 on December 22, 2011; and
▪	491,636 shares of common stock for $245,818 on January 12, 2012.

The promissory notes bear interest at 1.5% per year calculated on a simple interest basis.  The entire principal balance and interest thereon is due and payable seven and one-half years from the date of the promissory note, but no payments are due so long as the Company is in default under the Common Stock Agreement or the Series A Agreement or if there are any shares of Series A Stock issued or outstanding. Each promissory note is secured by the borrower’s right, title and interest in all shares legally or beneficially owned by Ironridge or an affiliate, as more fully described in the note.

We completed the offering and sale of shares of common stock to Ironridge pursuant to a shelf registration statement on Form S-3 (Registration No. 333-160568) declared effective by the Securities and Exchange Commission on July 23, 2009, and a base prospectus dated as of the same date, as supplemented by a prospectus supplement filed with the Securities and Exchange Commission on September 15, 2011.

We will pay Maxim a finder’s fee equal to 5% of the total cash consideration paid to us as a result of the cash proceeds received from Ironridge.

Notice from NYSE Amex

On February 3, 2012, we received a notice from the NYSE Amex (the “Exchange”) indicating that the Exchange has accepted the Company’s plans of compliance and granted the Company an extension until April 2, 2012 to regain compliance with the continued listing standards of Section 1003(a)(iv) of the Exchange’s Company Guide and an extension until March 21, 2013 to regain compliance with the continued listing standards of Section 1003(a)(iii) of the Exchange’s Company Guide.

Previously, the Company had received notice from the Exchange, dated December 5, 2011, that the Company did not meet the provisions of Section 1003(a)(iv) since the Company has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether the Company will be able to continue operations and/or meet its obligations as they mature.  The Company had also received a previous notice from the Exchange, dated September 21, 2011, that the Company was below the Exchange’s stockholders’ equity continued listing standards and did not meet the provisions of Section 1003(a)(iii) since the Company reported stockholders’ equity of less than $6,000,000 at June 30, 2011 and has incurred losses from continuing operations and/or net losses in its five most recent fiscal years ended December 31, 2010.

The Company will be subject to periodic review by Exchange Staff during the extension period.  Failure to make progress consistent with the plans or to regain compliance with the continued listing standards by the end of each applicable extension period could result in the Company being delisted from the Exchange.

Organizational History

We were incorporated on September 17, 1987 under the laws of the State of Nevada, originally under the name Casinos of the World, Inc.  From April 1993 to January 2002, the Company changed its name on four separate occasions, with Oxford Ventures, Inc. being the Company’s name on January 30, 2002.

On December 2, 2003, we issued 8,625,000 shares pursuant to an Asset Purchase Agreement.  On December 5, 2003, we declared a 2.25 stock dividend which increased the issued and outstanding shares from 10,528,276 common shares to 34,216,897 common shares.  On March 1, 2004, we affected a 4 to 1 forward split, increasing our outstanding shares to 136,867,588.

On October 12, 2005, we entered into a merger agreement with ULURU Inc., a Delaware corporation ("ULURU Delaware"), and Uluru Acquisition Corp., a wholly-owned Delaware subsidiary of ours formed on September 29, 2005. Under the terms of the agreement, Uluru Acquisition Corp. merged into ULURU Delaware, after ULURU Delaware had acquired the net assets of the topical component of Access Pharmaceuticals, Inc., under Section 368 (a) (1) (A) of the Internal Revenue Code.

As a result of the merger, we acquired all of the issued and outstanding shares of ULURU Delaware under a stock exchange transaction, and ULURU Delaware became a wholly-owned subsidiary of the Company, its legal parent. However, for financial accounting and reporting purposes, ULURU Delaware is treated as the acquirer and is consolidated with its legal parent, similar to the accounting treatment given in a recapitalization. For accounting presentation purposes only, our net assets are treated as being acquired by ULURU Delaware at fair value as of the date of the stock exchange transaction, and the financial reporting thereafter has not been, and will not be, that of a development stage enterprise, since ULURU Delaware had substantial earned revenues from planned operations.  Both companies have a December 31 fiscal year end.

On March 29, 2006, we filed a Certificate of Amendment to the Articles of Incorporation in Nevada.  This Certificate of Amendment authorized a 400:1 reverse stock split so that in every 400 outstanding shares of common stock that each shareholder had at the close of business on March 29, 2006, represented one share of common stock.  As a result of this reverse stock split, our issued and outstanding common stock was reduced from 340,396,081 pre-split shares of common stock to 851,094 post-split shares which include additional shares for fractional interests.  The Certificate of Amendment also authorized a decrease in authorized shares of common stock from 400,000,000 shares, par value $.001 each, to 200,000,000, par value $.001 each, and authorized up to 20,000 shares of Preferred Stock, par value $.001.

On March 31, 2006, we filed a Certificate of Amendment to the Articles of Incorporation in Nevada to change our name from "Oxford Ventures, Inc." to "ULURU Inc."  On the same date, we moved our executive offices to Addison, Texas.  On the same date, we acquired, through our wholly-owned subsidiary (Uluru Acquisition Corp.) a 100% ownership interest in ULURU Delaware through a merger of ULURU Delaware into Uluru Acquisition Corp.  We acquired ULURU Delaware in exchange for 11,000,000 shares of our common stock. As a result of this merger, the former shareholders of ULURU Delaware owned an aggregate of 92.8% of the issued and outstanding shares of our common stock and the pre-merger shareholders of ours owned an aggregate of 7.2% of the issued and outstanding shares of our common stock.

At the effective time of such merger, the members of the ULURU Delaware Board of Directors holding office immediately prior to such merger became our directors, and all persons holding offices of ULURU Delaware at the effective time continued to hold the same offices of the surviving corporation.  Simultaneously, ULURU Inc.'s directors and officers immediately prior to the closing of such merger resigned from all of their respective positions with us.

On May 31, 2006, ULURU Delaware filed a Certificate of Amendment to its Certificate of Incorporation in Delaware to change its name from "Uluru Inc." to "ULURU Delaware Inc."

On June 24, 2011, we filed a Certificate of Amendment to our Amended and Restated Articles of Incorporation (the "Certificate of Amendment") in Nevada, effecting a reverse stock split of the Company's common stock, par value $0.001 per share, at a ratio of fifteen pre-reverse shares for one post-reverse share.  The reverse stock split was effective on June 29, 2011.  The Company's stockholders approved the Certificate of Amendment at the reconvened Annual Meeting of Stockholders on June 16, 2011, and the Company's Board of Directors authorized the implementation of the reverse stock split on June 22, 2011.  As a result of this reverse stock split, our issued and outstanding common stock was reduced from 87,341,709 pre-reverse shares of common stock to 5,822,699 post-reverse shares of common stock.  Any fractional shares that resulted from the reverse stock split were paid in cash to the stockholder.

On September 13, 2011, the Company filed a Certificate of Designations of Preferences, Rights and Limitations of Series A Stock (the “Series A Certificate of Designations”) with the Secretary of State of the State of Nevada.

Corporate Information

Our principal executive offices are located at 4452 Beltway Drive, Addison, Texas  75001, and our telephone number is (214) 905-5145.  Our website is www.uluruinc.com.  Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

SUMMARY OF THE OFFERING

Common stock offered by us	2,500,000 shares of our common stock, par value $0.001, at an estimated offering price of $0.40 per share.
Common Stock outstanding before this offering	7,761,000 shares.
Common stock to be outstanding after this offering	10,261,000 shares.
Use of proceeds
We intend to use the net proceeds received from the sale of the common stock, if, as, and when received, for general corporate purposes, including payment of liabilities and working capital. See “Use of Proceeds” on page 16.

Market for the common stock	Our common stock is quoted and traded on the NYSE Amex exchange under the symbol “ULU.”

Risk factors
You should carefully read and consider the information set forth under “Risk Factors,” together with all of the other information set forth in this prospectus, before deciding to invest in the shares offered by this prospectus.

The number of shares of common stock outstanding before and after this offering is based on 7,761,000 shares outstanding as of January 31, 2012 and excludes:

▪	612,594	shares of our common stock subject to outstanding warrants as of January 31, 2012, having a weighted average exercise price of $2.45 per share;
▪	287,745	shares of our common stock subject to outstanding stock options as of January 31, 2012, having a weighted average exercise price of $16.89 per share;
▪	1,096	shares of our common stock subject to vesting of restricted stock grants as of January 31, 2012;
▪	442,712	shares of our common stock reserved for future issuance pursuant to our existing 2006 Equity Incentive Plan as of January 31, 2012;
▪	116,667	shares of our common stock for the potential conversion of the June 2011 convertible note in the principal amount of $140,000;
▪	115,471	shares of our common stock for the potential conversion of the July 2011 convertible note in the principle amount of $125,000; and
▪	928,572	shares of our common stock for the potential conversion of Series A Preferred Stock issuable to Ironridge Global as of January 31, 2012.

RISK FACTORS

An investment in our securities involves a high degree of risk.  Before making an investment decision you should carefully consider the risks described below and the risks and uncertainties described in the accompanying prospectus and in our Form 10-K for the year ended December 31, 2010, which is incorporated by reference herein, and the other information set forth or incorporated by reference in this prospectus.  Additional risks and uncertainties that we are unaware of or that we believe are not material at this time could also materially adversely affect our business, financial condition or results of operations. In any case, the value of our common stock could decline, and you could lose all or part of your investment. You should also refer to our financial statements and the notes to those statements, which are incorporated by reference in this prospectus.  See also the information contained under the heading “Special Note Regarding Forward Looking Statements” immediately above.

Risks Related to Our Operations

Our management and our independent registered public accounting firm, in their report on our financial statements as of and for the year ended December 31, 2010, have concluded that due to our need for additional capital, and the uncertainties surrounding our ability to raise such funding, substantial doubt exists as to our ability to continue as a going concern.

Our audited financial statements for the fiscal year ended December 31, 2010, were prepared on a going concern basis in accordance with United States generally accepted accounting principles.  The going concern basis of presentation assumes that we will continue in operation for the next twelve months and will be able to realize our assets and discharge our liabilities and commitments in the normal course of business and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from our inability to continue as a going concern.  Our management and our independent registered public accounting firm have concluded that due to our need for additional capital, and the uncertainties surrounding our ability to raise such funding, substantial doubt exists as to our ability to continue as a going concern.  We may be forced to reduce our operating expenses, raise additional funds, principally through the additional sales of our securities or debt financings, or enter into a corporate partnership to meet our working capital needs. However, we cannot guarantee that we will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to us.  If we are unable to raise sufficient additional capital or complete a strategic transaction, we may be unable to continue to fund our operations, develop our product candidates or realize value from our assets and discharge our liabilities in the normal course of business.  These uncertainties raise substantial doubt about our ability to continue as a going concern.  If we become unable to continue as a going concern, we may have to liquidate our assets, and might realize significantly less than the values at which they are carried on our financial statements, and stockholders may lose all or part of their investment in our common stock.

Our cash and cash equivalents may not be sufficient to fund our operations beyond the second quarter of 2012.

Assuming our current costs of operations remain relatively unchanged over the next several months, our present cash and cash equivalents, together with anticipated proceeds from the sale of our equities,  may not be sufficient to fund our operations beyond the second quarter of 2012.  Unless we are able to raise additional funds from our financing efforts prior to such time, we may not be able to support our operations and may be forced to cease operations and dissolve the Company.  Although the Company believes it has been prudent in this assessment of the rate at which its cash and cash equivalents may be expended, no assurance can be given that such assessment will prove accurate and readers are therefore cautioned not to place undue reliance thereon.

We do not have significant operating revenue and we may never attain profitability.

Our ability to achieve significant revenue or profitability depends upon our ability to successfully complete the development of product candidates, to develop and obtain patent protection and regulatory approvals for our product candidates and to manufacture and commercialize the resulting products.  We may not generate significant revenues or profits from the sale of these products in the future.  Furthermore, we may not be able to ever successfully identify, develop, commercialize, patent, manufacture, obtain required regulatory approvals and market any additional products.  Moreover, even if we do identify, develop, commercialize, patent, manufacture, and obtain required regulatory approvals to market additional products, we may not generate revenues or royalties from commercial sales of these products for a significant number of years, if at all.  Therefore, our proposed operations are subject to all the risks inherent in the establishment of a new business enterprise. In the next few years, our revenues may be limited to minimal product sales and royalties, amounts that we receive under strategic partnerships and research or product development collaborations that we may establish and, as a result, we may be unable to achieve or maintain profitability in the future or to achieve significant revenues to fund our operations.

A failure to obtain necessary additional capital in the future could jeopardize our operations.

We may not be able to obtain additional financing on terms acceptable to us, if at all. If we raise additional funds by selling equity securities, the relative equity ownership of our existing investors would be diluted and the new investors could obtain terms more favorable than previous investors.  A failure to obtain additional funding to support our working capital and operating requirements could prevent us from making expenditures that are needed to allow us to maintain our operations.

Our financial condition may limit our ability to borrow funds or to raise additional equity as may be required to fund our future operations.

Our ability to borrow funds or raise additional equity may be limited by our financial condition.  Additionally, events such as our inability to continue to reduce our loss from continuing operations, could adversely affect our liquidity and our ability to attract additional funding as required.

Our future financial results could be adversely impacted by asset impairments or other charges.

Accounting Standards Codification (“ASC”) Topic 350-30, Intangibles Other than Goodwill requires that we test goodwill and other intangible assets determined to have indefinite lives for impairment on an annual, or on an interim basis if certain events occur or circumstances change that would reduce the fair value of a reporting unit below its carrying value or if the fair value of intangible assets with indefinite lives falls below their carrying value. In addition, under ASC Topic 350-30, long-lived assets with finite lives are tested for impairment whenever events or changes in circumstances indicate that its carrying value may not be recoverable. A significant decrease in the fair value of a long-lived asset, an adverse change in the extent or manner in which a long-lived asset is being used or in its physical condition or an expectation that a long-lived asset will be sold or disposed of significantly before the end of its previously estimated life are among several of the factors that could result in an impairment charge.

We evaluate intangible assets determined to have indefinite lives for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. These events or circumstances could include a significant change in the business climate, legal factors, operating performance indicators, competition, sales or disposition of a significant portion of the business, or other factors such as a decline in our market value below our book value for an extended period of time.

We evaluate the estimated lives of all intangible assets on an annual basis, to determine if events and circumstances continue to support an indefinite useful life or the remaining useful life, as applicable, or if a revision in the remaining period of amortization is required. The amount of any such annual or interim impairment charge could be significant, and could have a material adverse effect on reported financial results for the period in which the charge is taken.

Failure to achieve and maintain effective internal controls could have a material adverse effect on our business.

Effective internal controls are necessary for us to provide reliable financial reports.  If we cannot provide reliable financial reports, our operating results could be harmed.  All internal control systems, no matter how well designed, have inherent limitations.  Therefore, even those systems determined to be effective can only provide reasonable assurance with respect to financial preparation and presentation.

While we continue to evaluate and improve our internal controls, we cannot be certain that these measures will ensure that we implement and maintain adequate controls over our financial processes and reporting in the future.  Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.

If we fail to maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time; we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.  Failure to achieve and maintain an effective internal control environment could cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

The success of our research and development activities, upon which we primarily focus, is uncertain.

Our primary focus is on our research and development activities and the commercialization of products covered by proprietary biopharmaceutical patents and applications.  Research and development activities, by their nature, preclude definitive statements as to the time required and costs involved in reaching certain objectives.  Actual research and development costs, therefore, could exceed budgeted amounts and estimated time frames may require extension.  Cost overruns, unanticipated regulatory delays or demands, unexpected adverse side effects or insufficient therapeutic efficacy will prevent or substantially slow our research and development effort and our business could ultimately suffer.

We may not successfully commercialize our product candidates.

Our product candidates are subject to the risks of failure inherent in the development of pharmaceuticals based on new technologies and our failure to develop safe, commercially viable products would severely limit our ability to become profitable or to achieve significant revenues.  We may be unable to successfully commercialize our product candidates because:

▪	some or all of our product candidates may be found to be unsafe or ineffective or otherwise fail to meet applicable regulatory standards or receive necessary regulatory clearances;
▪	our product candidates, if safe and effective, may be too difficult to develop into commercially viable products;
▪	it may be difficult to manufacture or market our product candidates in a large scale;
▪	proprietary rights of third parties may preclude us from marketing our product candidates; and
▪	third parties may market superior or equivalent products.

If we are unable to establish and maintain effective sales, marketing and distribution capabilities, or to enter into agreements with third parties to do so, we will be unable to successfully commercialize Altrazeal®.

We are marketing and selling Altrazeal® through a combination of our own sales force and a network of independent sales representatives (“ISR’s”) in the United States but have only limited experience thus far with marketing, sales or distribution of wound care products. If we are unable to establish the capabilities to sell, market and distribute Altrazeal®, either through our own sales force, our existing ISR capabilities or by entering into agreements with others, or to maintain such capabilities in countries where we have already commenced commercial sales, we will not be able to successfully sell Altrazeal®. In that event, we will not be able to generate significant revenues. We cannot guarantee that we will be able to establish and maintain our own sales force, our ISR capabilities or enter into and maintain any marketing or distribution agreements with third-party providers on acceptable terms, if at all. Even if we hire ISR’s or qualified sales and marketing personnel we need in the United States to support our objectives, or enter into marketing and distribution agreements with third parties on acceptable terms, we may not do so in an efficient manner or on a timely basis. We may not be able to correctly judge the size and experience of the sales and marketing force and the scale of distribution capabilities necessary to successfully market and sell Altrazeal®. Establishing and maintaining sales, marketing and distribution capabilities are expensive and time-consuming. Our expenses associated with building up and maintaining the sales force and distribution capabilities may be disproportional compared to the revenues we may be able to generate on sales of Altrazeal®. We cannot guarantee that we will be successful in commercializing Altrazeal®.

We may be unable to successfully develop, market, or commercialize our products or our product candidates without establishing new relationships and maintaining current relationships.

Our strategy for the research, development and commercialization of our potential pharmaceutical products may require us to enter into various arrangements with corporate and academic collaborators, licensors, licensees and others, in addition to our existing relationships with other parties.  Specifically, we may need to joint venture, sublicense or enter other marketing arrangements with parties that have an established marketing capability or we may choose to pursue the commercialization of such products.  Furthermore, if we maintain and establish arrangements or relationships with third parties, our business may depend upon the successful performance by these third parties of their responsibilities under those arrangements and relationships.  Our ability to successfully commercialize, and market our products and product candidates could be limited if a number of our existing relationships were terminated.

We may be unable to successfully manufacture our products and our product candidates in clinical quantities or for commercial purposes without the assistance of contract manufacturers, which may be difficult for us to obtain and maintain.

We have limited experience in the manufacture of pharmaceutical products in clinical quantities or for commercial purposes, and we may not be able to manufacture any new pharmaceutical products that we may develop.  As a result, we have established, and in the future intend to establish, arrangements with contract manufacturers to supply sufficient quantities of products to conduct clinical trials and for the manufacture, packaging, labeling, and distribution of finished pharmaceutical products.  If we are unable to contract for a sufficient supply of our pharmaceutical products on acceptable terms, our preclinical and human clinical testing schedule may be delayed, resulting in the delay of our clinical programs and submission of product candidates for regulatory approval, which could cause our business to suffer.  Our business could suffer if there are delays or difficulties in establishing relationships with manufacturers to produce, package, label and distribute our finished pharmaceutical or other medical products, if any, and the market introduction and subsequent sales of such products.  Moreover, contract manufacturers that we may use must adhere to current Good Manufacturing Practices, as required by FDA.  In this regard, the FDA will not issue a pre-market approval or product and establishment licenses, where applicable, to a manufacturing facility for the products until the manufacturing facility passes a pre-approval plant inspection.  If we are unable to obtain or retain third party manufacturing on commercially acceptable terms, we may not be able to commercialize our products as planned.  Our potential dependence upon third parties for the manufacture of our products may adversely affect our ability to generate profits or acceptable profit margins and our ability to develop and deliver such products on a timely and competitive basis.

We may incur substantial product liability expenses due to the use or misuse of our products for which we may be unable to obtain insurance coverage.

Our business exposes us to potential liability risks that are inherent in the testing, manufacturing and marketing of pharmaceutical products. These risks will expand with respect to our drug candidates, if any, that receive regulatory approval for commercial sale, and we may face substantial liability for damages in the event of adverse side effects or product defects identified with any of our products that are used in clinical tests or marketed to the public. We generally procure product liability insurance for product candidates that are undergoing human clinical trials. Product liability insurance for the biotechnology industry is generally expensive, if available at all, and as a result, we may be unable to obtain insurance coverage at acceptable costs or in sufficient amount in the future, if at all.

We may be unable to satisfy any claims for which we may be held liable as a result of the use or misuse of products which we have developed, manufactured or sold and any such product liability could adversely affect our business, operating results or financial condition.

We may incur significant liabilities if we fail to comply with stringent environmental regulations.

Our research and development processes involve the controlled use of hazardous materials.  We are subject to a variety of federal, state and local governmental laws and regulations related to the use, manufacture, storage, handling, and disposal of such material and certain waste products.  Although we believe that our activities and our safety procedures for storing, using, handling and disposing of such material comply with the standards prescribed by such laws and regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated.  In the event of such accident, we could be held liable for any damages that result and any such liability could exceed our resources.

Additional federal, state, foreign and local laws and regulations affecting our operations may be adopted in the future, including laws related to climate change.  We may incur substantial costs to comply with these laws or regulations.  Additionally, we may incur substantial fines or penalties if we violate any of these laws or regulations.

Our ability to successfully develop and commercialize our drug or device candidates will substantially depend upon the availability of reimbursement funds for the costs of the resulting drugs or devices and related treatments.

The successful commercialization of, and the interest of potential collaborative partners to invest in the development of our drug or device candidates, may depend substantially upon the reimbursement at acceptable levels of the costs of the resulting drugs or devices and related treatments from government authorities, private health insurers and other organizations, including health maintenance organizations, or HMOs.  To date, the costs of our marketed products Altrazeal® and Aphthasol® generally have been reimbursed at acceptable levels; however, the amount of such reimbursement in the United States or elsewhere may be decreased in the future or may be unavailable for any drugs or devices that we may develop in the future.  Limited reimbursement for the cost of any drugs or devices that we develop may reduce the demand for, or price of such drugs or devices, which would hamper our ability to obtain collaborative partners to commercialize our drugs or devices, or to obtain a sufficient financial return on our own manufacture and commercialization of any future drugs or devices.

Intense competition may limit our ability to successfully develop and market commercial products.

The biotechnology and pharmaceutical industries are intensely competitive and subject to rapid and significant technological change. Our competitors in the United States and elsewhere are numerous and include, among others, major multinational pharmaceutical, device, and chemical companies, specialized biotechnology firms and universities and other research institutions.

In the area of wound management and burn care, which is the primary focus of our commercialization and development activities, a number of companies are developing or evaluating new technology approaches.  Significantly larger companies compete in this marketplace including Smith & Nephew plc, Kinetic Concepts, Inc., ConvaTec Inc., Systagenix Wound Management Limited, 3M Company, Molnlycke Health Care, and numerous other companies.  We expect that technological developments will occur at a rapid rate and that competition is likely to intensify as various alternative technologies achieve similar if not identical advantages.

Prescription steroids such as Kenalog in OraBase, developed by Bristol-Myers Squibb, may compete with our commercialized Aphthasol® product. OTC products including Orajel (Church and Dwight) and Anbesol (Wyeth Consumer Healthcare) also compete in the aphthous ulcer market.

Many of these competitors have and employ greater financial and other resources, including larger research and development, marketing and manufacturing organizations.  As a result, our competitors may successfully develop technologies and drugs that are more effective or less costly than any that we are developing or which would render our technology and future products obsolete and noncompetitive.

In addition, some of our competitors have greater experience than we do in conducting preclinical and clinical trials and may obtain FDA and other regulatory approvals for product candidates more rapidly than we do.  Companies that complete clinical trials obtain required regulatory agency approvals and commence commercial sale of their products before their competitors may achieve a significant competitive advantage.  Products resulting from our research and development efforts or from our joint efforts with collaborative partners therefore may not be commercially competitive with our competitors’ existing products or products under development.

The market may not accept any pharmaceutical products that we successfully develop.

The drugs and devices that we are attempting to develop may compete with a number of well-established drugs and devices manufactured and marketed by major pharmaceutical companies.  The degree of market acceptance of any drugs or devices developed by us will depend on a number of factors, including the establishment and demonstration of the clinical efficacy and safety of our drug candidates, the potential advantage of our drug candidates over existing therapies and the reimbursement policies of government and third-party payers.  Physicians, patients or the medical community in general may not accept or use any drugs or devices that we may develop independently or with our collaborative partners and if they do not, our business could suffer.

Trends toward managed health care and downward price pressure on medical products and services may limit our ability to profitably sell any drugs or devices that we develop.

Lower prices for pharmaceutical products may result from:

▪	Third-party payers’ increasing challenges to the prices charged for medical products and services;

▪
The trend toward managed health care in the Unites States and the concurrent growth of HMOs and similar organizations that can control or significantly influence the purchase of healthcare services and products; and

▪	Legislative proposals to reform healthcare or reduce government insurance programs.

The cost containment measures that healthcare providers are instituting, including practice protocols and guidelines and clinical pathways, and the effect of any healthcare reform, could limit our ability to profitably sell any drugs or devices that we may successfully develop.  Moreover, any future legislation or regulation, if any, relating to the healthcare industry or third-party coverage and reimbursement, may cause our business to suffer.

Our business could suffer if we lose the services of, or fail to attract, key personnel.

We are highly dependent upon the efforts of our senior management and scientific team.  The loss of the services of one or more of these individuals could delay or prevent the achievement of our research, development, marketing, or product commercialization objectives.  While we have employment agreements with our senior management, their employment may be terminated at any time.  We do not maintain any "key-man" insurance policies on any of our senior management and we do not intend to obtain such insurance.  In addition, due to the specialized scientific nature of our business, we are highly dependent upon our ability to attract and retain qualified scientific and technical personnel.  In view of the stage of our development and our research and development programs, we have restricted our hiring to a small sales team, research scientists and a small administrative staff and we have made only limited investments in manufacturing, production or regulatory compliance resources.  There is intense competition among major pharmaceutical and chemical companies, specialized biotechnology firms and universities and other research institutions for qualified personnel in the areas of our activities, however, and we may be unsuccessful in attracting and retaining these personnel.

Risks Related to Development, Clinical Testing and Regulatory Approval

We are subject to extensive governmental regulation which increases our cost of doing business and may affect our ability to commercialize any new products that we may develop.

The FDA and comparable agencies in foreign countries impose substantial requirements upon the introduction of pharmaceutical products through lengthy and detailed laboratory, preclinical and clinical testing procedures and other costly and time-consuming procedures to establish their safety and efficacy. Some of our products and product candidates require receipt and maintenance of governmental approvals for commercialization. Preclinical and clinical trials and manufacturing of our product candidates will be subject to the rigorous testing and approval processes of the FDA and corresponding foreign regulatory authorities. Satisfaction of these requirements typically takes a significant number of years and can vary substantially based upon the type, complexity and novelty of the product.

Due to the time consuming and uncertain nature of the drug and device candidate development process and the governmental approval process described above, we cannot assure you when we, independently or with our collaborative partners, might submit a New Drug Application (“NDA”), or a 510(k), for FDA or other regulatory review.

Government regulation also affects the manufacturing and marketing of pharmaceutical and medical device products. Government regulations may delay marketing of our potential drugs or potential medical devices for a considerable or indefinite period of time, impose costly procedural requirements upon our activities and furnish a competitive advantage to larger companies or companies more experienced in regulatory affairs. Delays in obtaining governmental regulatory approval could adversely affect our marketing as well as our ability to generate significant revenues from commercial sales. Our drug or device candidates may not receive FDA or other regulatory approvals on a timely basis or at all. Moreover, if regulatory approval of a drug or device candidate is granted, such approval may impose limitations on the indicated use for which such drug or device may be marketed. Even if we obtain initial regulatory approvals for our drug or device candidates, our drugs or devices and our manufacturing facilities would be subject to continual review and periodic inspection, and later discovery of previously unknown problems with a drug, or device, manufacturer or facility may result in restrictions on the marketing or manufacture of such drug or device, including withdrawal of the drug or device from the market. The FDA and other regulatory authorities stringently apply regulatory standards and failure to comply with regulatory standards can, among other things, result in fines, denial or withdrawal of regulatory approvals, product recalls or seizures, operating restrictions and criminal prosecution.

The uncertainty associated with preclinical and clinical testing may affect our ability to successfully commercialize new products.

Before we can obtain regulatory approvals for the commercial sale of our potential products, the product candidates may be subject to extensive preclinical and clinical trials to demonstrate their safety and efficacy in humans. In this regard, for example, adverse side effects can occur during the clinical testing of a new drug on humans which may delay ultimate FDA approval or even lead us to terminate our efforts to develop the product for commercial use. Companies in the biotechnology industry have suffered significant setbacks in advanced clinical trials, even after demonstrating promising results in earlier trials. The failure to adequately demonstrate the safety and efficacy of a product candidate under development could delay or prevent regulatory approval of the product candidate. A delay or failure to receive regulatory approval for any of our product candidates could prevent us from successfully commercializing such candidates and we could incur substantial additional expenses in our attempts to further develop such candidates and obtain future regulatory approval.

Risks Related to Our Intellectual Property

We may not be successful in protecting our intellectual property and proprietary rights.

Our success depends, in part, on our ability to obtain U.S. and foreign patent protection for our drug and device candidates and processes, preserve our trade secrets and operate our business without infringing the proprietary rights of third parties.  Legal standards relating to the validity of patents covering pharmaceutical and biotechnology inventions and the scope of claims made under such patents are still developing and there is no consistent policy regarding the breadth of claims allowed in biotechnology patents.  The patent position of a biotechnology firm is highly uncertain and involves complex legal and factual questions.  We cannot assure you that any existing or future patents issued to, or licensed by, us will not subsequently be challenged, infringed upon, invalidated or circumvented by others.  As a result, although we, together with our subsidiaries, are the owner of U.S. patents and U.S. patent applications now pending, and European patents and European patent applications, we cannot assure you that any additional patents will issue from any of the patent applications owned by us.  Furthermore, any rights that we may have under issued patents may not provide us with significant protection against competitive products or otherwise be commercially viable.

In addition, patents may have been granted to third parties or may be granted covering products or processes that are necessary or useful to the development of our product candidates.  If our product candidates or processes are found to infringe upon the patents or otherwise impermissibly utilize the intellectual property of others, our development, manufacture and sale of such product candidates could be severely restricted or prohibited. In such event, we may be required to obtain licenses from third parties to utilize the patents or proprietary rights of others.  We cannot assure you that we will be able to obtain such licenses on acceptable terms, if at all.  If we become involved in litigation regarding our intellectual property rights or the intellectual property rights of others, the potential cost of such litigation, regardless of the strength of our legal position, and the potential damages that we could be required to pay could be substantial.

Risks Related to Our Common Stock and this Offering

If we fail to comply with the listing requirements of NYSE Amex, the price of our common stock and our ability to access the capital markets could be negatively impacted, and our business will be harmed.

Our common stock is currently listed on New York Stock Exchange Amex LLC, or NYSE Amex (the “Exchange”).  On February 3, 2012, we received a notice from the Exchange indicating that the Exchange has accepted the Company’s plans of compliance and granted the Company an extension until April 2, 2012 to regain compliance with the continued listing standards of Section 1003(a)(iv) of the Exchange’s Company Guide and an extension until March 21, 2013 to regain compliance with the continued listing standards of Section 1003(a)(iii) of the Exchange’s Company Guide.

Previously, the Company had received notice from the Exchange, dated December 5, 2011, that the Company did not meet the provisions of Section 1003(a)(iv) since the Company has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether the Company will be able to continue operations and/or meet its obligations as they mature.  The Company had also received a previous notice from the Exchange, dated September 21, 2011, that the Company was below the Exchange’s stockholders’ equity continued listing standards and did not meet the provisions of Section 1003(a)(iii) since the Company reported stockholders’ equity of less than $6,000,000 at June 30, 2011 and has incurred losses from continuing operations and/or net losses in its five most recent fiscal years ended December 31, 2010.

The Company will be subject to periodic review by Exchange Staff during the extension period.  Failure to make progress consistent with the plans or to regain compliance with the continued listing standards by the end of each applicable extension period could result in the Company being delisted from the Exchange.  Delisting from the Exchange could negatively affect the trading price of our stock and could also have other negative results, including the potential loss of confidence by suppliers and employees, the loss of institutional investor interest, and fewer business development opportunities.  In addition, we would be subject to a number of restrictions regarding the registration and qualification of our common stock under federal and state securities laws.  The Exchange can also, in its discretion, discontinue listing a company’s common stock pursuant to various other factors, including that the most recent independent public accountants’ opinion on the financial statements contains a qualified opinion or unqualified opinion with a “going concern” emphasis or the Company is unable to meet current debt obligations or to adequately finance operations.

There can be no assurance if we will receive any cash proceeds from the sale of common stock to Ironridge Global.

Under the terms of the Common Stock Purchase Agreement, Ironridge Global elected to pay for the shares of common stock by issuing to us a secured promissory note.  Therefore, it is possible that the promissory note may not be paid upon maturity, and that we may be unable to perfect or collect upon some or all of the underlying collateral.

We do not expect to pay dividends in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. Any payment of cash dividends will depend on our financial condition, results of operations, capital requirements and other factors and will be at the discretion of our board of directors.  Accordingly, you will have to rely on appreciation in the price of our common stock, if any, to earn a return on your investment in our common stock. Furthermore, we may in the future become subject to contractual restrictions on, or prohibitions against, the payment of dividends.

Provisions of our charter documents could discourage an acquisition of our company that would benefit our stockholders and may have the effect of entrenching, and making it difficult to remove, management.

Provisions of our Certificate of Incorporation and Bylaws may make it more difficult for a third party to acquire control of our company, even if a change in control would benefit our stockholders.  In particular, shares of our preferred stock may be issued in the future without further stockholder approval and upon such terms and conditions, and having such rights, privileges and preferences, as our Board of Directors may determine, including for example, rights to convert into our common stock.  The rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any of our preferred stock that may be issued in the future.  The issuance of our preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire control of us.  This could limit the price that certain investors might be willing to pay in the future for shares of our common stock and discourage these investors from acquiring a majority of our common stock.

Our stockholders may experience substantial dilution in the value of their investment if we issue additional shares of our capital stock.

Our charter allows us to issue up to 200,000,000 shares of our common stock and to issue and designate the rights of, without stockholder approval, up to 20,000 shares of preferred stock. In the event we issue additional shares of our capital stock, dilution to our stockholders could result. In addition, if we issue and designate a class of preferred stock, these securities may provide for rights, preferences or privileges senior to those of holders of our common stock.

Substantial sales of our common stock could lower our stock price.

The market price for our common stock could drop as a result of sales of a large number of our presently outstanding shares of common stock or shares that we may issue or be obligated to issue in the future.

Future sales of our common stock may depress the market price of our common stock and cause stockholders to experience dilution.

The market price of our common stock could decline as a result of sales of substantial amounts of our common stock in the public market, including shares issued upon conversion of the Series A Convertible Preferred Stock and our two Convertible Notes Payable.  We may seek additional capital through one or more additional equity transactions in 2012; however, such transactions will be subject to market conditions and there can be no assurance any such transaction will be completed.

Under the terms of the Common Stock Purchase Agreement with Ironridge, the purchase price of $0.50 per common share from this offering of approximately $969,000 would result in an offer and sale of 1,938,000 shares of common stock, which represents in the aggregate an increase of approximately 33% in our outstanding shares of common stock.  We expect to issue additional shares of common stock, pursuant to the Preferred Stock Agreement, and potential additional issuances in the future to satisfy our capital and operating needs.  If we sell shares in the future, the prices at which we sell these future shares will vary, and these variations may be significant.  Purchasers of the shares we sell pursuant to future offerings, as well as our existing stockholders, will experience significant dilution if we sell these future shares at prices significantly below the price at which previous shareholders invested.

USE OF PROCEEDS

We currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes, including working capital. We may also use the net proceeds to repay certain liabilities.  We have not determined the amount of net proceeds to be used specifically for the foregoing purposes.  As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities.  Pending use of the net proceeds, we intend to invest the proceeds in short-term, investment-grade, interest-bearing instruments.

When we offer a particular series of securities, we will describe the intended use of the net proceeds from that offering in a prospectus supplement.  The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any.  Therefore, we will retain broad discretion in the use of the net proceeds.

MARKET PRICE OF COMMON STOCK

Market for Common Stock

Our common stock began trading on the NYSE Amex exchange under the symbol “ULU” on July 26, 2007.  From March 31, 2006 to July 25, 2007 our common stock was quoted on the OTC Bulletin Board under the symbol “ULUR.OB”.

The following table sets forth, on a quarterly basis, the high and low per share closing prices of our common stock as reported on the NYSE Amex exchange from January 1, 2009 through December 31, 2011.

Year Ended December 31, 2011	High	Low
First Quarter	$1.80	$0.90
Second Quarter	$1.20	$0.59
Third Quarter	$0.98	$0.27
Fourth Quarter	$0.42	$0.19

Year Ended December 31, 2010
First Quarter	$3.90	$2.55
Second Quarter	$2.85	$1.20
Third Quarter	$2.25	$1.50
Fourth Quarter	$1.80	$1.20

Year Ended December 31, 2009
First Quarter	$6.00	$1.95
Second Quarter	$4.35	$2.25
Third Quarter	$3.75	$1.50
Fourth Quarter	$3.60	$1.80

All per share prices in this table have been retroactively adjusted to reflect the effect of our reverse stock split, on a 15 for 1 basis, effective June 29, 2011.

Holders of Common Stock

As of January 31, 2012, there were approximately 22 shareholders of record holding our common stock based upon the records of our transfer agent which do not include beneficial owners of common stock whose shares are held in the names of various securities brokers, dealers, and registered clearing agencies.  On January 31, 2012, the closing price of our common stock was $0.32 and there were 7,761,000 shares of our common stock issued and outstanding.

Holders of Preferred Stock

As of January 31, 2012, there were 65 shares of our Series A Preferred Stock issued and outstanding, all of which were held by Ironridge Global.

Warrants and Options

As of January 31, 2012, there are warrants outstanding to purchase 612,594 shares of our common stock and stock options outstanding to purchase 287,745 shares of our common stock.

Convertible Notes

As of January 31, 2012, there is $265,000 of convertible notes outstanding, which are convertible into 232,408 shares of common stock.

Equity Compensation Plan Information

2006 Equity Incentive Plan

In March 2006, our Board adopted and our stockholders approved our Incentive Plan, which initially provided for the issuance of up to 133,333 shares of our Common Stock pursuant to stock option and other equity awards.  At the annual meetings of the stockholders held on May 8, 2007, December 17, 2009, and on September 15, 2010, our stockholders approved amendments to the Incentive Plan to increase the total number of shares of Common Stock issuable under the Incentive Plan pursuant to stock options and other equity awards by 266,667 shares, 200,000 shares, and 200,000 shares, respectively.

In December 2006, we began issuing stock options to employees, consultants, and directors.  The stock options issued generally vest over a period of one to four years and have a maximum contractual term of ten years.  In January 2007, we began issuing restricted stock awards to our employees.  Restricted stock awards generally vest over a period of six months to five years after the date of grant.  Prior to vesting, restricted stock awards do not have dividend equivalent rights, do not have voting rights and the shares underlying the restricted stock awards are not considered issued and outstanding.  Shares of common stock are issued on the date the restricted stock awards vest.

As of December 31, 2011, we had granted options to purchase 408,667 shares of Common Stock since the inception of the Incentive Plan, of which 287,745 were outstanding at a weighted average exercise price of $16.89 per share and we had granted awards for 68,616 shares of restricted stock since the inception of the Incentive Plan, of which 1,096 were outstanding.  As of December 31, 2011, there were 442,712 shares that remained available for future grant under our Incentive Plan.

DIVIDEND POLICY

We have never declared or paid any cash dividends on its common stock and we do not anticipate paying any cash dividends in the foreseeable future on its common stock.  The payment of dividends on common stock, if any, in the future is within the discretion of our Board of Directors and will depend on its earnings, capital requirements and financial condition and other relevant facts.  We currently intend to retain all future earnings, if any, to finance the development and growth of its business.

Commencing on the date of issuance of any such shares of Series A Preferred Stock, the holders of Series A Preferred Stock are entitled to receive dividends on each outstanding share of Series A Preferred Stock, which accrue in shares of Series A Preferred Stock at a rate equal to 7.50% per annum from the date of issuance.  Accrued dividends are payable upon redemption of the Series A Preferred Stock.

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The summary consolidated statements of operations data presented below for the fiscal years ended December 31, 2010 and 2009 are derived from audited consolidated financial statements that are incorporated by reference into this prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.  The summary condensed consolidated statements of operations data for the nine months ended September 30, 2011 and 2010 and the condensed consolidated balance sheet data as of September 30, 2011 are derived from unaudited condensed consolidated financial statements that are incorporated by reference into this prospectus from our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011.  The unaudited condensed consolidated financial statements were prepared on a basis consistent with our audited financial statements and include all adjustments, consisting of normal and recurring adjustments that we consider necessary for a fair presentation of the financial position and results of operations as of and for such periods.  Operating results for the nine months ended September 30, 2011 are not necessarily indicative of the results that may be expected for future periods.  You should read the following summary consolidated financial data with “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Selected Consolidated Financial Data”, our consolidated financial statements, the notes to our consolidated financial statements, and our condensed consolidated financial statements, which are incorporated by reference into this prospectus.

CONSOLIDATED STATEMENTS OF OPERATIONS DATA:

	Year Ended December 31,		Nine Months Ended September 30,
	2010	2009	2011	2010

Total Revenues	$1,557,357	$667,949	$229,009	$528,481
Total Costs and Expenses	5,693,190	9,202,865	3,403,936	4,375,647
Operating Loss	(4,135,833)	(8,534,916)	(3,174,927)	(3,847,166)

Interest and miscellaneous income	9,930	42,571	9,485	5,555
Interest expense	(50,851)	(14,619)	(48,839)	(37,138)
Impairment of intangible assets	---	(716,633)	---	---
Loss on sale of intangible asset	(857,839)	---	---	(857,839)
Loss on sale of equipment	---	(2,121)	---	---
Net Loss	(5,034,593)	(9,225,718)	(3,214,281)	(4,736,588)

Less preferred stock dividends	---	---	(462)	---
Net Loss Allocable to Common Stockholders	(5,034,593)	(9,225,718)	(3,214,743)	(4,736,588)

Basic and Diluted Net Loss per common share	$(0.93)	$(2.06)	$(0.55)	$(0.87)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	5,436,033	4,477,929	5,850,900	5,423,076

CONSOLIDATED BALANCE SHEET DATA:

	Year Ended December 31,		Nine Months Ended September 30,
	2010	2009	2011	2010

Cash and cash equivalents	$641,441	$1,934,177	$106,989	$1,320,021
Current assets	1,996,265	3,544,850	1,597,444	2,904,061
Property and equipment, net	1,375,484	1,631,557	1,147,818	1,452,504
Other assets	5,648,764	8,203,965	4,797,004	5,853,416
Total assets	9,020,513	13,380,372	7,542,266	10,209,981

Current liabilities	1,019,597	929,771	1,797,989	1,149,342
Long term liabilities	594,653	1,272,843	907,994	1,461,902
Total liabilities	1,614,250	2,202,614	2,705,983	2,611,244
Total stockholders’ equity	7,406,263	11,177,758	4,836,283	7,598,737

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our consolidated financial statements and related notes for the fiscal years ended December 31, 2010 and 2009 and the condensed consolidated financial statements and related notes for the nine months ended September 30, 2011 and 2010, included in this prospectus.

Overview

ULURU Inc. (together with our subsidiaries, “We”, “ULURU” or the “Company”) is a Nevada corporation.  We are a diversified specialty pharmaceutical company committed to developing and commercializing a broad range of innovative wound care and muco-adhesive film products based on our patented Nanoflex® and OraDiscTM drug delivery technologies, with the goal of improving outcomes for patients, health care professionals, and health care payers.

Our strategy is twofold:

▪
Establish the foundation for a market leadership position in wound management by developing and commercializing a customer focused portfolio of innovative wound care products based on the Nanoflex® technology to treat the various phases of wound healing; and

▪	Develop our oral-transmucosal technology (OraDiscTM) and generate revenues through multiple licensing agreements.

Utilizing our technologies, three of our products have been approved for marketing in various global markets.  In addition, numerous additional products are under development utilizing our patented Nanoflex® and OraDiscTM drug delivery technologies.

Altrazeal® Transforming Powder Dressing, based on our Nanoflex® technology, has the potential to change the way health care providers approach their treatment of wounds.  Launched in September 2008, the product is indicated for exuding wounds such as partial thickness burns, donor sites, abrasions, surgical, acute and chronic wounds.

Aphthasol®, our Amlexanox 5% paste product is the first drug approved by the FDA for the treatment of canker sores.

OraDisc™ A was initially developed as a drug delivery system to treat canker sores with the same active ingredient (amlexanox) that is used in Aphthasol® paste. We anticipate that higher amlexanox concentrations will be achieved at the disease site, increasing the effectiveness of the product.  OraDisc™ A was approved by the FDA in September 2004.

Results of Operations

Fluctuations in Operating Results

Our results of operations have fluctuated significantly from period to period in the past and are likely to continue to do so in the future. We anticipate that our quarterly and annual results of operations will be impacted for the foreseeable future by several factors, including the timing and amount of payments received pursuant to our current and future collaborations, and the progress and timing of expenditures related to our development and commercialization efforts. Due to these fluctuations, we believe that the period-to-period comparisons of our operating results may not be a good indication of our future performance.

Comparison of the year ended December 31, 2010 and 2009

Total Revenues

Our revenues totaled $1,557,357 for the year ended December 31, 2010, as compared to revenues of $667,949 for the year ended December 31, 2009, and were comprised of licensing fees of approximately $100,000 for a Zindaclin® milestone, $990,000 for two OraDisc™ licensing agreements that included $751,000 in recognition of unamortized licensing fees from the termination of the licensing and supply agreement with Meldex International, $10,000 for an Altrazeal® licensing agreement, domestic royalties of approximately $72,000 from sales of Aphthasol® by our distributor, foreign royalties of approximately $86,000 from sales of Zindaclin®, and product sales of approximately $161,000 for Altrazeal® and $138,000 for Aphthasol®.

The year ended December 31, 2010 revenues represent an overall increase of approximately $889,000 versus the comparative 2009 revenues, due primarily to an increase of $903,000 in OraDisc™ licensing fees, an increase of $138,000 in Aphthasol® product sales as we did not sell any Aphthasol® finished product to our domestic distributor during 2009, and an increase of $10,000 in Altrazeal® licensing fees.  These increases were partially offset by decreases in Zindaclin® royalty and licensing fees of $87,000 due to our divestiture of this product in June 2010, a decrease in sponsored research of $38,000, a decrease of $20,000 in Altrazeal® product sales, and a decrease of $17,000 in Aphthasol® royalties.

Costs and Expenses

Cost of Goods Sold

Cost of goods sold for the year ended December 31, 2010 was $153,470 and consisted of $123,122 in costs associated with Aphthasol® and $30,348 in costs associated with Altrazeal®.  Cost of goods sold for the year ended December 31, 2009 was $35,073 and was comprised entirely of costs associated with Altrazeal®.

Research and Development

Research and development expenses totaled $1,258,060 for the year ended December 31, 2010, which included $136,451 of share-based compensation, compared to $2,250,153 for the year ended December 31, 2009, which included $320,239 of share-based compensation.  The decrease of approximately $992,000 in research and development expenses was due primarily to decreases in direct research costs of $73,000, scientific personnel costs of $561,000, clinical testing expenses for our wound care technologies of $163,000, and regulatory consulting of $195,000.

The direct research and development expenses for the years ended December 31, 2010 and 2009 were as follows:

	Year Ended December 31,
Technology	2010	2009
Wound care & Nanoflex®	$168,709	$63,413
OraDisc™	9,188	187,591
Aphthasol® & other technologies	52,209	52,416
Total	$230,106	$303,420

Selling, General and Administrative

Selling, general and administrative expenses totaled $3,119,881 for the year ended December 31, 2010, which included $229,673 of share-based compensation, compared to $5,665,559 for the year ended December 31, 2009, which included $1,295,107 in share-based compensation.  The decrease of approximately $2,546,000 in selling, general and administrative expenses reflects the Company’s restructured business plan which contributed to reduced costs associated with our sales and marketing efforts of $1,182,000 due to lower head count and marketing expenses, a decrease of $1,167,000 in administrative compensation, a decrease of $329,000 in legal fees as 2009 included expenses related to the proposed York Pharma acquisition, lower consulting fees of $113,000, decreased legal fees related to our patents of $62,000, a decrease of $19,000 in insurance costs, and lower travel expenses of $38,000.

These expense decreases were partially offset by an increase in director fees of $223,000, increased investor relation expenses of $73,000, a commission of $30,000 related to the Aiqilin licensing agreement, additional costs of $14,000 for shareholder related expenses, higher accounting fees of $16,000 related to the audit fees for 2009, and an increase of $8,000 in administrative operating costs.

The net decrease in administrative compensation of $1,167,000 includes savings in direct compensation expense of $249,000 due to lower head count and lower share-based compensation expense of $918,000 as 2009 included the impact of certain vesting accelerations of stock options and restricted stock pursuant to the separation agreement with our former chief executive officer.

Amortization of Intangible Assets

Amortization expense of intangible assets totaled $905,706 for the year ended December 31, 2010 as compared to $1,065,300 for the year ended December 31, 2009.  The expense for each period consists primarily of amortization associated with our acquired patents.  The decrease of approximately $160,000 is attributable to our divestiture of the Zindaclin® technology in June 2010.  There were no purchases of patents during the year ended December 31, 2010.

Depreciation

Depreciation expense totaled $256,073 for the year ended December 31, 2010 as compared to $186,690 for the year ended December 31, 2009.  The increase of approximately $69,000 is attributable to our purchase of additional equipment during 2009 and placing certain manufacturing equipment into service in July 2010.

Interest and Miscellaneous Income

Interest and miscellaneous income totaled $9,930 for the year ended December 31, 2010, as compared to $42,571 for the year ended December 31, 2009.  The decrease of approximately $33,000 is attributable to a decrease in interest income due to lower cash balances and interest yields in 2010.

Interest Expense

Interest expense totaled $50,851 for the year ended December 31, 2010 as compared to $14,619 for the year ended December 31, 2009.  Interest expense is comprised of financing costs for our insurance policies and interest costs related to regulatory fees.  The increase of approximately $36,000 is attributable to interest costs related to regulatory fees.

Impairment of Intangible Assets

We performed an evaluation of our intangible assets for purposes of determining possible impairment as of December 31, 2010.  Upon completion of the evaluation, the fair value of our intangible assets exceeded the recorded remaining book value.  We performed a similar evaluation of our intangible assets for purposes of determining possible impairment as of December 31, 2009.  Upon completion of the evaluation, the fair value of our intangible assets exceeded the recorded remaining book value except for the valuation of the patent associated with our Zindaclin® technology.  We recognized an impairment charge of $716,633 for the year ended December 31, 2009.

Loss on Sale of Intangible Assets

Loss on sale of intangible assets totaled $857,839 for the year ended December 31, 2010 and consisted of the divestiture of our Zindaclin® intangible assets.  There was no intangible asset divestiture for the year ended December 31, 2009.

Comparison of the nine months ended September 30, 2011 and 2010

Total Revenues

Revenues were $229,009 for the nine months ended September 30, 2011, as compared to revenues of $528,481 for the nine months ended September 30, 2010, and were comprised of licensing fees of approximately $18,000 from Altrazeal® and OraDisc™ licensing agreements, $52,000 of royalties from the sale of Aphthasol® by our domestic distributor, and Altrazeal® product sales of approximately $159,000.

The nine months ended September 30, 2011 revenues represent an overall decrease of approximately $299,000 versus the comparative nine months ended September 30, 2010 revenues.  The decrease in revenues is primarily attributable to a decrease of $138,000 in Aphthasol® product sales as we did not sell any Aphthasol® finished product to our domestic distributor during the nine months ended September 30, 2011.  Also affecting the nine months ended September 30, 2011 revenues was a decrease of $174,000 in Zindaclin® related licensing and royalty fees due to our divestiture of this product in September 2010, a decrease of $43,000 in OraDisc™ related licensing due to the termination of the licensing and supply agreement with Meldex International in 2010, and a decrease of $6,000 in Aphthasol® royalties from our domestic distributor.  These revenue decreases were partially offset by an increase of $52,000 in Altrazeal® product sales and an increase of $10,000 in Altrazeal® licensing fees.

Costs and Expenses

Cost of Goods Sold

Cost of goods sold for the nine months ended September 30, 2011 was $35,545 and was comprised entirely of costs associated with Altrazeal®.  Cost of goods sold for the nine months ended September 30, 2010 was $143,259 and consisted of $123,122 in costs associated with Aphthasol® and $20,137 in costs associated with Altrazeal®.

Research and Development

Research and development expenses totaled $749,049 for the nine months ended September 30, 2011, including $52,350 in share-based compensation, compared to $948,960 for the nine months ended September 30, 2010, which included $104,106 in share-based compensation.  The decrease of approximately $200,000 in research and development expenses was primarily due to lower costs for regulatory fees of $133,000, clinical testing for our wound care technologies of $43,000, scientific compensation costs of $19,000, and regulatory consulting expenses of $17,000.  These expense decreases were partially offset by an increase in direct research costs of $12,000.

The direct research and development expenses for the nine months ended September 30, 2011 and 2010 were as follows:
	Nine Months Ended September 30,
Technology	2011	2010
Wound care & nanoparticle	$126,531	$72,577
OraDisc™	9,292	6,187
Aphthasol® & other technologies	4,807	50,041
Total	$140,630	$128,805

Selling, General and Administrative

Selling, general and administrative expenses totaled $1,779,045 for the nine months ended September 30, 2011, including $76,557 in share-based compensation, compared to $2,405,123 for the nine months ended September 30, 2010, which included $195,481 in share-based compensation.

The decrease of approximately $626,000 in selling, general and administrative expenses was primarily due to lower costs for compensation of $162,000 as a result of lower head count and reduced share-based compensation, sales & marketing costs of $284,000, legal costs relating to our patents of $88,000, commission expense of $30,000, legal fees of $30,000, director fees of $28,000, corporate travel expenses of $26,000, insurance costs of $22,000, accounting fees of $11,000 related to the audit fees for 2010, operating costs of $6,000, consulting expenses of $5,000, and occupancy costs of $3,000.  These expense decreases were partially offset by an increase in shareholder expenses of $56,000 relating to investor relations consulting and $13,000 of fees associated with the implementation of XBRL reporting for our filings with the SEC.

Amortization of Intangible Assets

Amortization of intangible assets expense totaled $612,632 for the nine months ended September 30, 2011 as compared to $699,252 for the nine months ended September 30, 2010.  The expense for each period consists primarily of amortization associated with our acquired patents.  The decrease of approximately $87,000 is attributable to our divestiture of the Zindaclin® technology in September 2010.  There were no additional purchases of patents during the nine months ended September 30, 2011 and 2010, respectively.

Depreciation

Depreciation expense totaled $227,655 for the nine months ended September 30, 2011 as compared to $179,053 for the nine months ended September 30, 2010.  The increase of approximately $49,000 is attributable to placing certain manufacturing equipment into service in July 2010.

Interest and Miscellaneous Income

Interest and miscellaneous income totaled $9,484 for the nine months ended September 30, 2011 as compared to $5,555 for the nine months ended September 30, 2010.  The increase of approximately $4,000 is attributable to an increase in interest income as a result of imputed interest associated with future payments due to us from the divestiture of the Zindaclin® technology in June 2010.

Interest Expense

Interest expense totaled $48,839 for the nine months ended September 30, 2011 as compared to $37,138 for the nine months ended September 30, 2010.  Interest expense is comprised of financing costs for our insurance policies, interest costs related to regulatory fees, and interest costs and amortization of debt discount related to our convertible debt.  The increase of approximately $12,000 is primarily attributable to costs associated with our convertible debt.

Loss on Sale of Intangible Asset

Loss on sale of intangible assets was nil for the nine months ended September 30, 2011 as compared to $857,839 for the nine months ended September 30, 2010.  The nine months ended September 30, 2010 included the effect of our divestiture of the Zindaclin® intangible asset in June 2010.

Liquidity and Capital Resources

We have funded our operations primarily through the public and private sales of convertible debentures and common stock.  Product sales, royalty payments, contract research, licensing fees and milestone payments from our corporate alliances have provided, and are expected in the future to provide, funding for operations. Our principal source of liquidity is cash and cash equivalents.  As of September 30, 2011 our cash and cash equivalents were $106,989 which is a decrease of $534,452 as compared to our cash and cash equivalents at December 31, 2010 of $641,441.  Our working capital (current assets less current liabilities) was $(200,545) at September 30, 2011 as compared to our working capital at December 31, 2010 of $976,668.

Consolidated Cash Flow Data
	Nine Months Ended September 30,
Net Cash Provided by (Used in)	2011	2010
Operating activities	$(1,552,699)	$(1,897,136)
Investing activities	250,000	425,000
Financing activities	768,247	857,980
Net (Decrease) Increase in cash and cash equivalents	$(534,452)	$(614,156)

Operating Activities

For the nine months ended September 30, 2011, net cash used in operating activities was $1,552,699.  The principal components of net cash used for the nine months ended September 30, 2011 were our net loss of approximately $3,214,000, an increase of $134,000 in inventory related to the manufacture of Aphthasol®, and an increase of $26,000 in prepaid expenses.  Our net loss for the nine months ended September 30, 2011 included substantial non-cash charges of $948,000 in the form of share-based compensation, amortization of patents, and depreciation.  The aforementioned net cash used for the nine months ended September 30, 2011 was partially offset by an increase in accounts payable of $658,000 due to timing of vendor payments, an increase in accrued expense of $114,000, an increase in deferred revenue of $82,000, an increase in accrued interest of $6,000 relating to our convertible debt, and a decrease in receivables of $13,000 due to collection activities.

For the nine months ended September 30, 2010, net cash used in operating activities was $1,897,136.  The principal components of net cash used for the nine months ended September 30, 2010 was our net loss of approximately $4,737,000.  Our net loss for the nine months ended September 30, 2010 included a loss of $858,000 from the sale of an intangible asset (Zindaclin®) and substantial non-cash charges of $1,178,000 in the form of share-based compensation, amortization of patents, and depreciation.  The aforementioned net cash used for the nine months ended September 30, 2010 was partially offset by an increase in deferred revenues of $199,000 relating to the Aiqilin licensing agreement, an increase in accounts payable of $160,000 due to timing of vendor payments, an increase in accrued liabilities of $50,000, a decrease in prepaid expenses of $152,000 due to expense amortization, a decrease in accounts receivable of $145,000 due to collection activities, and a decrease in inventory of $99,000 due to product sales.

Investing Activities

Net cash provided by investing activities for the nine months ended September 30, 2011 was $250,000 and relates to the third payment, received in June 2011, from the divestiture of our Zindaclin® intangible asset.  The Company expects to receive an additional payment from the divestiture of Zindaclin® of $250,000 in June 2012.

Net cash provided by investing activities for the nine months ended September 30, 2010 was $425,000 and relates to the proceeds received in June and September 2010 from the divestiture of our Zindaclin® intangible asset.

Financing Activities

Net cash provided by financing activities for the nine months ended September 30, 2011 was $768,247 and was comprised of $91,292 from the September 2011 Preferred Stock Offering, $411,990 from the January 2011 Offering, and $265,000 from the two convertible debt offerings, which occurred in June and July 2011.  The net cash provided by the aforementioned financing activities was partially offset by the Company’s repurchase of common stock associated with the Company’s reverse stock split on June 29, 2011 in the amount of $35.

Net cash provided by financing activities for the nine months ended September 30, 2010 was $857,980 from the sale of common stock in February 2010.

Liquidity

In July 2009, we restructured our operations in efforts to reduce operating expenses, optimize operations, and to conserve the necessary cash to further our business plan.  These conservation efforts were in place during 2010 and will continue to be in effect as part of our strategic plan for 2011.  Currently, a core management group is being supplemented by a small selection of external consultants to support our primary business activities.  Selling efforts for Altrazeal® are continuing with our own sales force and a network of independent sales representatives throughout the country.

We continue to seek strategic relationships whereby we can more effectively maximize the revenue potential of Altrazeal®, future product candidates, as well as continuing, with the assistance of an investment bank, to explore future fundraising and through the sale of non-core assets.

During the past eighteen months we have closed the following equity and debt offerings:

Preferred Stock

In September 2011, November 2011, and January 2012, we closed preferred stock offerings with Ironridge Global III, LLC.  In these offerings, we sold 65 shares of our Series A preferred stock for aggregate gross proceeds of $540,000 ($461,000 approximate net proceeds to us).

Secured Convertible Debt

On June 13, 2011 we closed the June 2011 Debt Offering and received aggregate net proceeds of $140,000.  On July 28, 2011 closed the July 2011 Debt Offering and received aggregate net proceeds of $125,000.

Common Stock

In January 2011, we closed the January 2011 Common Stock Offering.  In this offering, we sold 333,333 shares of our common stock and warrants to purchase up to 116,667 shares of our common stock for aggregate gross proceeds of $500,000 ($412,000 approximate net proceeds to us);

In September 2011, November 2011, and January 2012, we closed common stock offerings with Ironridge Global IV, Ltd.  In these offerings, we sold 1,938,000 shares of our common for aggregate gross proceeds of $969,000 with such proceeds in the form of secured promissory notes.

We have an effective registration statement allowing for the issuance of up to $25 million in securities.  Management has utilized this shelf registration statement in connection with the following offerings:

▪
In November 2009 by completing an initial registered direct offering of 714,298 shares of our common stock and warrants to purchase up to 357,155 shares of our common stock for aggregate gross proceeds of $1.5 million ($1.3 million approximate net proceeds to us);

▪
In February 2010, we completed another offering that constituted our second registered direct offering.  In this offering, we sold 333,333 shares of our common stock for aggregate gross proceeds of $1 million ($0.9 million approximate net proceeds to us);

▪
In January 2011, we completed our third registered direct offering.  In this offering, we sold 333,333 shares of our common stock and warrants to purchase up to 116,667 shares of our common stock for aggregate gross proceeds of $0.5 million ($0.4 million approximate net proceeds to us);

▪
The September 2011 Common Stock Offering with Ironridge Global IV, Ltd constituted our fourth registered direct offering.  In the September 2011 Common Stock Offering we sold 646,364 shares of our common stock for aggregate gross proceeds of $0.3 million, with such proceeds in the form of a secured promissory note;

▪
The November 2011 Common Stock Offering with Ironridge Global IV, Ltd constituted our fifth registered direct offering.  In the November 2011 Common Stock Offering we sold 300,000 shares of our common stock for aggregate gross proceeds of $150,000, with such proceeds in the form of a secured promissory note;

▪
The December 2011 Common Stock Offering with Ironridge Global IV, Ltd constituted our sixth registered direct offering.  In the December 2011 Common Stock Offering we sold 500,000 shares of our common stock for aggregate gross proceeds of $250,000, with such proceeds in the form of a secured promissory note; and

▪
The January 2012 Common Stock Offering with Ironridge Global IV, Ltd constituted our seventh registered direct offering.  In the January 2012 Common Stock Offering we sold 491,636 shares of our common stock for aggregate gross proceeds of $245,818, with such proceeds in the form of a secured promissory note.

 As of December 31, 2011, approximately $21.6 million remains available under our 2009 shelf registration statement.

As of December 31, 2011, we had cash and cash equivalents of approximately $47,000.  We expect to use our cash, cash equivalents, and investments on working capital and general corporate purposes, products, product rights, technologies, property and equipment, the payment of contractual obligations, and regulatory or sales milestones that may become due.  Our long-term liquidity will depend to a great extent on our ability to fully commercialize our Altrazeal® and OraDisc™ technologies; therefore we are continuing to search both domestically and internationally for opportunities that will enable us to continue our business.  At this time, we cannot accurately predict the effect of certain developments on the rate of sales growth, if any, during 2011 and beyond, such as the degree of market acceptance, patent protection and exclusivity of our products, the impact of competition, the effectiveness of our sales and marketing efforts, and the outcome of our current efforts to develop, receive approval for, and successfully launch our near-term product candidates.

Based on our existing liquidity, the expected level of operating expenses, projected sales of our existing products combined with other revenues and proceeds from the divestiture of non-core assets, we believe that we will be able to meet our working capital and capital expenditure requirements through the second quarter of 2012.  We do not expect any material changes in our capital expenditure spending in the second quarter of 2012.  However, we cannot be sure that our anticipated revenues will be realized or that we will generate significant positive cash flow from operations.  We are unable to assert that our financial position is sufficient to fund operations beyond the second quarter of 2012, and as a result, there is substantial doubt about our ability to continue as a going concern.

As we continue to expend funds to advance our business plan, there can be no assurance that changes in our research and development plans, capital expenditures and/or acquisitions of products or businesses, or other events affecting our operations will not result in the earlier depletion of our funds.  In appropriate situations, we may seek financial assistance from other sources, including contribution by others to joint ventures and other collaborative or licensing arrangements for the development, testing, manufacturing and marketing of products under development.  Additionally, we may explore alternative financing sources for our business activities, including the possibility of loans from banks and public and/or private offerings of debt and equity securities; however we cannot be certain that funding will be available on terms acceptable to us, or at all.

Our future capital requirements and adequacy of available funds will depend on many factors including:

▪	The ability to successfully commercialize our wound management and burn care products and the market acceptance of these products;
▪	The ability to establish and maintain collaborative arrangements with corporate partners for the research, development and commercialization of certain product opportunities;
▪	Continued scientific progress in our development programs;
▪	The costs involved in filing, prosecuting and enforcing patent claims;
▪	Competing technological developments;
▪	The cost of manufacturing and production scale-up; and
▪	Successful regulatory filings.

Contractual Obligations

The following table summarizes our outstanding contractual cash obligations as of December 31, 2011, which consists of a lease agreement for office and laboratory space in Addison, Texas which commenced on April 1, 2006, a lease agreement for office equipment, separation agreements with a former chief executive officer and our current chief executive officer, Kerry P. Gray, and two convertible note agreements with Kerry P. Gray.

	Payments Due By Period
Contractual Obligations	Total	Less Than 1 Year	2-3 Years	4-5 Years	After 5 Years
Operating leases	$175,534	$127,335	$47,455	$744	$	---
Separation agreements	388,582	213,582	175,000	---		---
Convertible notes	344,500	26,193	318,307	---		---
Total contractual cash obligations	$908,616	$367,110	$540,762	$744	$	---

Off-Balance Sheet Arrangements

As of December 31, 2011, we did not have any off balance sheet arrangements.

Impact of Inflation

We have experienced only moderate price increases over the last three fiscal years under our agreements with third-party manufacturers as a result of raw material and labor price increases.  However, there can be no assurance that possible future inflation would not impact our operations.

Climate Change

We do not believe there is anything unique to our business which would result in climate change regulations having a disproportional affect on us as compared to U.S. industry overall.

Critical Accounting Policies and Estimates

Management’s Discussion and Analysis of Financial Condition and Results of Operations set forth herein are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for financial information. The preparation of our financial statements requires that we make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, we evaluate these estimates and judgments. We base our estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We set forth below those material accounting policies that we believe are the most critical to an investor’s understanding of our financial results and condition and which require complex management judgment.

Revenue Recognition

We recognize revenue in accordance with generally accepted accounting principles as outlined in the ASC Topic 605, Revenue Recognition (“ASC Topic 605”), which requires that four basic criteria be met before revenue can be recognized: (i) persuasive evidence of an arrangement exists; (ii) the price is fixed or determinable; (iii) collectability is reasonably assured; and (iv) product delivery has occurred or services have been rendered. We recognize revenue as products are shipped based on FOB shipping point terms when title passes to customers. We negotiate credit terms on a customer-by-customer basis and products are shipped at an agreed upon price. All product returns must be pre-approved.

We also generate revenue from license agreements and research collaborations and recognize this revenue when earned. In accordance with ASC Topic 605-25, Revenue Recognition - Multiple Element Arrangements, for deliverables which contain multiple deliverables, we separate the deliverables into separate accounting shares if they meet the following criteria: i) the delivered items have a stand-alone value to the customer; ii) the fair value of any undelivered items can be reliably determined; and iii) if the arrangement includes a general right of return, delivery of the undelivered items is probable and substantially controlled by the seller. Deliverables that do not meet these criteria are combined with one or more other deliverables into one accounting unit.  Revenue from each accounting unit is recognized based on the applicable accounting literature, primarily ASC Topic 605.

We analyze the rate of historical returns when evaluating the adequacy of the allowance for sales returns.  At December 31, 2011 and 2010, this reserve was nil as we have not experienced historically any product returns.  If the historical data we use to calculate these estimates does not properly reflect future returns, revenue could be overstated.

Allowance for Doubtful Accounts

We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. This allowance is regularly evaluated by us for adequacy by taking into consideration factors such as past experience, credit quality of the customer base, age of the receivable balances, both individually and in the aggregate, and current economic conditions that may affect a customer’s ability to pay.  If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.  Actual write-off of receivables may differ from estimates due to changes in customer and economic circumstances.

Inventory

We state our inventory at the lower of cost (first-in, first-out method) or market.  The estimated value of excess, obsolete and slow-moving inventory as well as inventory with a carrying value in excess of its net realizable value is established by us on a quarterly basis through review of inventory on hand and assessment of future demand, anticipated release of new products into the market, historical experience and product expiration.  Our stated value of inventory could be materially different if demand for our products decreased because of competitive conditions or market acceptance, or if products become obsolete because of advancements in the industry.

Accrued Expenses

As part of the process of preparing financial statements, we are required to estimate accrued expenses.  This process involves identifying services which have been performed on our behalf and estimating the level of service performed and the associated cost incurred for such service as of each balance sheet date in our financial statements.

In accruing service fees, we estimate the time period over which services will be provided and the level of effort in each period.  If the actual timing of the provision of services or the level of effort varies from the estimate, we will adjust the accrual accordingly.  The majority of our service providers invoice us monthly in arrears for services performed.  In the event that we do not identify costs that have begun to be incurred or we underestimate or overestimate the level of services performed or the costs of such services, our actual expenses could differ from such estimates.  The date on which some services commence, the level of services performed on or before a given date and the cost of such services are often subjective determinations. We make judgments based upon facts and circumstances known to us in accordance with GAAP.

Share based Compensation – Employee Share based Awards

We primarily grant qualified stock options for a fixed number of shares to employees with an exercise price equal to the market value of the shares at the date of grant.  Under the fair value recognition provisions of ASC Topic 718, Stock Compensation (“ASC Topic 718”), and ASC Topic 505, Equity (“ASC Topic 505”), share based compensation cost is based on the value of the portion of share based awards that is ultimately expected to vest during the period.

We selected the Black-Scholes option pricing model as the most appropriate method for determining the estimated fair value for share based awards.  The Black-Scholes model requires the use of assumptions which determine the fair value of the share based awards.  Determining the fair value of share based awards at the grant date requires judgment, including estimating the expected term of stock options, the expected volatility of our stock, and expected dividends. In accordance with ASC Topic 718 and ASC Topic 505, we are required to estimate forfeitures at the grant date and recognize compensation costs for only those awards that are expected to vest.  Judgment is required in estimating the amount of share based awards that are expected to be forfeited.

If factors change and we employ different assumptions in the application of ASC Topic 718 and ASC Topic 505 in future periods, the compensation expense that we record may differ significantly from what we have recorded in the current period.  Therefore, we believe it is important for investors to be aware of the high degree of subjectivity involved when using option pricing models to estimate share-based compensation under ASC Topic 718 and ASC Topic 505.  There is risk that our estimates of the fair values of our share-based compensation awards on the grant dates may differ from the actual values realized upon the exercise, expiration, early termination or forfeiture of those share-based payments in the future.  Certain share-based payments, such as employee stock options, may expire worthless or otherwise result in zero intrinsic value as compared to the fair values originally estimated on the grant date and reported in our financial statements.  Alternatively, value may be realized from these instruments that are significantly in excess of the fair values originally estimated on the grant date and reported in our financial statements.  Although the fair value of employee share-based awards is determined in accordance with ASC Topic 718 and ASC Topic 505 using an option pricing model, that value may not be indicative of the fair value observed in a willing buyer/willing seller market transaction.

Share based Compensation – Non-Employee Share based Awards

We occasionally grant stock option awards to our consultants and directors.  Such grants are accounted for pursuant to ASC Topic 505 and, accordingly, we recognize compensation expense equal to the fair value of such awards and amortize such expense over the performance period.  We estimate the fair value of each award using the Black-Scholes model.  The unvested equity instruments are revalued on each subsequent reporting date until performance is complete, with an adjustment recognized for any changes in their fair value.  We amortize expense related to non-employee stock options in accordance with ASC Topic 718.

Income Taxes

The carrying value of our net deferred tax assets assumes that we will be able to generate sufficient taxable income in the United States based on estimates and assumptions. We record a valuation allowance to reduce the carrying value of our net deferred tax asset to the amount that is more likely than not to be realized.  In the event we were to determine that we would be able to realize our deferred tax assets in the future, an adjustment to the deferred tax asset would increase net income in the period such determination is made.  On a quarterly basis, we evaluate the realizability of our deferred tax assets and assess the requirement for a valuation allowance.

Asset Valuations and Review for Potential Impairment

We review our fixed assets and intangible assets at least annually or whenever events or changes in circumstances indicate that its carrying amount may not be recoverable.  This review requires that we make assumptions regarding the value of these assets and the changes in circumstances that would affect the carrying value of these assets.  If such analysis indicates that a possible impairment may exist, we are then required to estimate the fair value of the asset and, as deemed appropriate, expense all or a portion of the asset.  The determination of fair value includes numerous uncertainties, such as the impact of competition on future value.  We believe that we have made reasonable estimates and judgments in determining whether our long-term assets have been impaired; however, if there is a material change in the assumptions used in our determination of fair value or if there is a material change in economic conditions or circumstances influencing fair value, we could be required to recognize certain impairment charges in the future.

Recent Accounting Pronouncements

In September 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2011-08, “Intangibles – Goodwill and Other (Topic 350): Testing Goodwill for Impairment” (“ASU 2011-08”). ASU 2011-08 updated guidance on the periodic testing of goodwill for impairment. This guidance will allow companies to assess qualitative factors to determine if it is more-likely-than-not that goodwill might be impaired and whether it is necessary to perform the two-step goodwill impairment test required under current accounting standards. This new guidance is effective for fiscal years beginning after December 15, 2011, however, early adoption is permitted in certain circumstances.  We will adopt the provisions of ASU 2011-08 in the first quarter of 2012, and do not believe the adoption of this update will materially impact our financial statements.

In June 2011, the FASB issued Accounting Standards Update No. 2011-05, “Comprehensive Income (Topic 220): Presentation of Comprehensive Income” (“ASU 2011-05”). ASU 2011-05 amends existing guidance by allowing only two options for presenting the components of net income and other comprehensive income: (1) in a single continuous financial statement, statement of comprehensive income or (2) in two separate but consecutive financial statements, consisting of an income statement followed by a separate statement of other comprehensive income. Also, items that are reclassified from other comprehensive income to net income must be presented on the face of the financial statements. ASU No. 2011-05 requires retrospective application, and it is effective for fiscal years beginning after December 15, 2011.  We will adopt the provisions of ASU 2011-05 in the first quarter of 2012, and are currently evaluating which presentation option for the components of net income and other comprehensive income we will use.

In May 2011, the FASB issued Accounting Standards Update No. 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs” (“ASU 2011-04”). ASU 2011-04 generally provides a uniform framework for fair value measurements and related disclosures between U.S. generally accepted accounting principles and International Financial Reporting Standards. Additional disclosure requirements in the update include: (1) for Level 3 fair value measurements, quantitative information about unobservable inputs used, a description of the valuation processes used by the entity, and a qualitative discussion about the sensitivity of the measurements to changes in the unobservable inputs; (2) for an entity’s use of a nonfinancial asset that is different from the asset’s highest and best use, the reason for the difference; (3) for financial instruments not measured at fair value but for which disclosure of fair value is required, the fair value hierarchy level in which the fair value measurements were determined; and (4) the disclosure of all transfers between Level 1 and Level 2 of the fair value hierarchy. ASU 2011-04 will be effective for interim and annual periods beginning on or after December 15, 2011. We will adopt the provisions of ASU 2011-04 in the first quarter of 2012, and do not believe the adoption of this update will materially impact our financial statements.

In April 2010, the FASB issued Accounting Standard Update No. 2010-17, Milestone Method of Revenue Recognition (“ASU 2010-17”), which provides guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research or development transactions.  Research or development arrangements frequently include payment provisions whereby a portion or all of the consideration is contingent upon milestone events such as successful completion of phases in a study or achieving a specific result from the research or development efforts.  The amendments in this ASU provide guidance on the criteria that should be met for determining whether the milestone method of revenue recognition is appropriate.  ASU 2010-17 is effective for fiscal years, and interim periods within those years, beginning on or after September 15, 2010, with early adoption permitted.  The Company’s adoption of the provisions of ASU 2010-17 did not have a material effect on its consolidated results of operations, financial position or liquidity.

There are no other new accounting pronouncements adopted or enacted during the year ended December 31, 2011 that had, or are expected to have, a material impact on our financial statements.

DESCRIPTION OF BUSINESS

Business

ULURU Inc. (together with our subsidiaries, “We”, “ULURU” or the “Company”) is a Nevada corporation.

We are a diversified specialty pharmaceutical company committed to developing and commercializing a broad range of innovative wound care and muco-adhesive film products based on our patented Nanoflex® and OraDiscTM drug delivery technologies, with the goal of improving outcomes for patients, health care professionals, and health care payers.

Our strategy is twofold:

▪
Establish the foundation for a market leadership position in wound management by developing and commercializing a customer focused portfolio of innovative wound care products based on the Nanoflex® technology to treat the various phases of wound healing; and

▪	Develop our oral-transmucosal technology (OraDiscTM) and generate revenues through multiple licensing agreements.

Core Technology Platforms

Nanoflex® Technology

Nanoflex® technology provides unique materials with a broad range of properties and potential applications. While a conventional bulk hydrogel is an "infinite" network of loosely cross-linked hydrophilic polymers that swells when placed in polar solvents, we have discovered that a variety of unique biomaterials can be formed through the aggregation of hydrogel-like nanoparticles. This concept takes advantage of the inherent biocompatibility of hydrogels while overcoming problems with local stress and strain, which cause bulk hydrogels to shear. Unlike bulk hydrogels, these particle aggregates are shape retentive, can be extruded or molded, and offer properties suitable for use in a variety of in-vivo medical devices, and in novel drug delivery systems, by providing tailored regions of drug incorporation and release. The polymers used in our Nanoflex® technology have been extensively researched by the academic and scientific community and commercialized into several major medical products. They are generally accepted as safe, non-toxic and biocompatible.

Our Nanoflex® technology system has at its core a system of hydrogel-like nanoparticles composed of a polymer used in manufacturing contact lenses and other FDA-approved implants.  These nanoparticles aggregate immediately and irreversibly upon contact with physiological fluid, such as wound exudate or blood, forming a flexible, nano-porous, non-resorbable material termed an aggregate.

Utilizing our proprietary Nanoflex® technology, we have developed three separate development platforms from the system:

▪	Nanoflex® Powder
▪	Nanoflex® Gel
▪	Nanoflex® Injectable Liquid

Each of the systems is composed of nanoparticles which are stabilized to prevent aggregation prior to application to a physiological environment.  We can control the particle size and chemical composition to affect the rate of aggregation, the final material properties such as fluid content and strength of the resulting aggregate, and if desired, the drug delivery profile for actives trapped in the aggregate.

Nanoflex® Powder

Our Nanoflex® Powder is composed of hydrogel particles that aggregate immediately and irreversibly upon contact with physiological fluid such as wound exudate, forming a micro-porous flexible and non-resorbable skin-like barrier.  The skin-like barrier can be used to cover and protect a wound surface and can also be applied to provide specific drug delivery profiles to a wound or skin surface.

The powder is applied as a dry material and immediately hydrates and forms a uniform, intact micro-porous film with adhesion to the moist wound.  A major advantage of our Nanoflex® technology is the ability to incorporate active drugs, and provide controlled release.  Drug molecules can be trapped within interstitial spaces between particles during aggregate formation. The spaces between particles, or nanopores in the lattice, can be tailored by varying the particle size which controls the diffusion rate.  Particle size directly affects the size of the holes and channels in the aggregate lattice, which slow down or speed up the movement of a compound as it is released.  By choosing specific particle sizes and compositions and formulating these with a given active, the drug delivery profile can be tailored for a specific application.

We have developed and are developing a range of products utilizing our Nanoflex® powder in wound care:

▪	Powder dressings for the coverage and protection of acute and chronic wounds without an active ingredient;
▪	Silver containing dressings with antimicrobial properties; and
▪	Collagen containing dressings for management of chronic wounds.

Many other actives can be combined with the base technology, which could lead to significant improvements versus the present standard of care, such as:

▪	Hemostatic agent containing dressings for acute trauma with blood loss;
▪	Antibiotic containing dressings for treatment of infection; and
▪	Growth factor containing dressings for management of slow healing chronic wounds.

Nanoflex® Gel

Our Nanoflex® technology is composed of hydrated nanoparticles that are concentrated into a viscoelastic gel.  The gel fills the shape of a container or envelope and the physical properties such as firmness or elasticity can be varied by changing the particle composition and concentrations.  If the gel is exposed to physiological fluid such as in a body cavity, the particles will aggregate immediately and irreversibly forming a flexible, non-resorbable aggregate.  This technology is currently being developed as an advanced wound filler material suitable for filling tunneling wounds, such as pressure sores.

Nanoflex® Injectable Liquid

Our family of dermal fillers and facial sculpting products has three major components that form the injectable materials:

▪	Hyaluronic acid
▪	Nanoflex® particles
▪	Water

Hyaluronic acid is a nonspecies-specific hydrophilic coiled polysaccharide that is present in all connective tissue.  In dermal and sub-dermal tissue, hyaluronic acid binds with water and provides volume and elasticity.  As a dermal filler, hyaluronic acid provides superb biocompatibility, but applications of this material can be limiting because the material is resorbed in a four to twelve month period requiring repeat injections.  Our dermal filler and sub-dermal filler can be composed of between 1 and 95% hyaluronic acid with several choices of molecular weight.  Materials for facial sculpting containing a lower amount of hyaluronic acid result in a higher degree of permanence.

A suspension of hydrogel nanoparticles containing a small percentage of hyaluronic acid, when injected into tissue, immediately and irreversibly aggregates. With time, the hyaluronic acid portion of the aggregate resorbs, leaving behind a porous, Nanoflex® framework which provides the basis for cellular infiltration and acts as the anchor for collagen attachment.  The resulting non-migrating porous scaffold is projected to have a longevity time significantly greater than currently available commercial products.

This injectable system has been studied extensively for safety and for applications as a dermal filler to provide a family of soft tissue filler materials with different degrees of permanency.

Mucoadhesive OraDiscTM Technology

Treatment of oral conditions generally relies upon the use of medications formulated as gels and pastes, which are applied to lesions in the mouth. The duration of effectiveness of these medications is typically short because the applied dose is worn away through the mechanical actions of speaking, eating, and tongue movement, and is washed away by saliva flow. To address these problems, we developed a novel erodible mucoadhesive film product. This technology, known as OraDisc™, comprises a multi-layered film having an adhesive layer, a pre-formed film layer, and a coated backing layer. Depending upon the intended application, a pharmaceutically active compound can be formulated within any of these layers, providing a wide range of potential applications. The disc stays in place eroding over a period of time, so that subsequent removal is unnecessary. The drug delivery rate is pre-determined by the rate of erosion of the disc, which is in turn controlled by the composition of the backing layer.

Our adhesive film technology has multiple applications, including the localized delivery of drug to a mucosal site, use as a transmucosal delivery device for delivering drugs into the systemic circulation, and incorporating the drug in the outer layer for delivery into the oral cavity. The adhesive film will adhere to any wet mucosal surface, including the vagina, where this technology represents an opportunity to improve the delivery of drugs for female healthcare applications. Additionally, the adhesive film has been formulated to adhere to the surface of teeth and gums for the delivery of dental health and cosmetic dental actives.

OraDisc™ was initially developed as a drug delivery system to treat canker sores with the same active ingredient (amlexanox) that is used in our Aphthasol® paste.  We have continued to develop the OraDisc™ technology and we have generated or are exploring additional prototype drug delivery products, including those for pain palliation in the oral cavity, gingivitis, cough and cold treatment, breath freshener, tooth whitening and other dental applications.

Marketed Products

We have used our drug delivery technology platforms to develop the following products and product candidates:

Altrazeal®

Altrazeal® Transforming Powder Dressing, based on our Nanoflex® technology, has the potential to change the way health care providers approach their treatment of wounds.  Launched in June 2008, the product is indicated for exuding wounds such as partial thickness burns, donor sites, abrasions, surgical, acute and chronic wounds. The powder fills and seals the wound to provide an optimal moist healing environment. The wound exudate is controlled through the high moisture vapor transpiration rate (MVTR) of the material generated by capillary forces that creates a low pressure environment at the wound bed which supports cellular function and tissue repair and holds the dressing in place. Other characteristics of Altrazeal® that promote healing are oxygen permeability and bacteria impermeability.  Patient comfort is enhanced with the easy application and removal of our wound dressing, where no granulating tissue is harmed during the removal procedure.  In a randomized clinical study Altrazeal® demonstrated a statistically significant improvement in patient pain and comfort compared to Aquacel® AG, a market leading product.  Also, in numerous clinical settings, including venous ulcers, arterial ulcers and second degree burns, significant pain reduction has been reported by patients, enabling increased compliance to therapy and improved clinical outcomes.  The dressing is flexible and adherent and is designed to allow greater range of motion. In addition, Altrazeal® reduces the need for frequent dressing changes, which offers a significant pharmaco-economic benefit.

The regulatory status of Altrazeal® is a 510(k) exempt product. The FDA was notified and the product was registered in June 2008.  The Company plans on filing a 510(k) application to expand label claims to include pain.

Since the roll-out of Altrazeal® in June 2008, there have been many outstanding clinical results; positive clinical experiences have been documented through the completion of one randomized clinical trial, the publishing of more than 35 poster presentations, and one peer reviewed article being published in an international indexed journal.  Altrazeal® has contributed to improved healing and patient quality of life in many acute and chronic wounds, particularly in diabetic foot ulcers, venous ulcers, and geriatric wounds.

The time to achieve the commercial success of Altrazeal® has taken longer than we anticipated.  We have now refined our marketing strategy and are focusing on a limited number of major wound types where Altrazeal® exhibits clinical advantages.  Additionally, our sales call focus has been more clearly defined to include sites of care where barriers to sale are lower, such as home health care where Altrazeal® offers a significant economic benefit to the home health provider.  Also, we continue to expand hospital and wound care center coverage and secure hospital formulary listings which are essential for success in this site of care.  In order to effectively market Altrazeal® we believe that greater sales and marketing resources are needed.  As such, we have been seeking a strategic partner which will allow us to maximize the revenue potential of Altrazeal®.  In the interim, we are executing a parallel sales strategy that involves the hiring throughout the country of experienced wound care Independent Sales Representatives (“ISR’s”) that are compensated on a commission-only basis as well as our own dedicated sales force.

On January 11, 2012, we executed a License and Supply Agreement with Melmed Holding AG (“Melmed”) to market Altrazeal ® throughout the European Union, Australia, New Zealand, North Africa, and the Middle East.  Under the terms of the License Agreement, we will receive licensing fees of $250,000 in 2012, certain royalties on product sales within the territories, and will supply Altrazeal® at a price equal to 30% of the net sales price.  Contemporaneous with the execution of the License Agreement, we also executed a shareholders’ agreement for the establishment of Altrazeal Trading Ltd., a single purpose entity to be used for the exclusive marketing of Altrazeal® throughout the European Union, Australia, New Zealand, North Africa, and the Middle East.  We received a non-dilutable 25% ownership interest in Altrazeal Trading Ltd.

On September 8, 2010, we entered into a worldwide distribution agreement appointing Novartis Animal Health, Inc. as the exclusive distributor of a veterinary version of Altrazeal® for marketing to the animal health sector.  Under the terms of the agreement, we will supply Novartis Animal Health, Inc. with finished product for marketing in the global markets.  The agreement further states that other wound care products developed by the Company may also be covered by the agreement upon the mutual agreement of the parties.

On July 29, 2010, we received notification that Altrazeal® Transforming Powder Dressing had been granted CE Mark Certification.  The issuance of a CE Mark for Altrazeal® represents a significant milestone for the commercial expansion of our advanced woundcare product.

On June 28, 2010, we entered into a licensing and supply agreement with Jiangxi Aiqilin Pharmaceuticals Group Company, a corporation in China (“Aiqilin”), for the development and commercialization of Altrazeal® in China, including Hong Kong, Macau, and Taiwan.  Under the terms of the agreement, we will receive an upfront licensing payment, milestone payments based on certain regulatory approvals and on the achievement of certain cumulative product sales performance, and a royalty based on product sales.  Aiqilin has also been granted certain manufacturing rights.  The agreement covers Altrazeal®, Altrazeal® Silver, and Altrazeal® Collagen.

Aphthasol® and Aptheal® (Amlexanox 5% Paste)

Amlexanox 5% paste is the first drug approved by the FDA for the treatment of canker sores. A Phase IV clinical study conducted in Northern Ireland was completed in November 2000 and results confirmed that amlexanox 5% paste was effective in preventing the formation of an ulcer when used at the first sign or symptom of the disease.

The exclusive United States rights for the sale and marketing of amlexanox 5% paste for the treatment of canker sores is licensed to Discus Dental Inc., a specialty dental company.

The exclusive United Kingdom and Ireland rights for the sale and marketing of amlexanox 5% paste were initially licensed to ProStrakan. Under the terms of this license, ProStrakan was responsible for and assumed all costs associated with the regulatory approval process, including product registration, for amlexanox in the United Kingdom and the European Union.

In November 2008, Meda AB expanded their territorial rights to include the United Kingdom, Ireland, France, Germany, Italy, Belgium, Netherland, Turkey, which were in addition to their existing territories of Scandinavia, the Baltic States, and Iceland. In addition to our license agreement with Meda AB, licensing agreements have been executed with Laboratories Esteve for Spain, Portugal and Greece; Pharmascience Inc. for Canada; EpiTan, Ltd. for Australia and New Zealand; and Orient Europharma, Co., Ltd for Taiwan, Hong-Kong, Philippines, Thailand and Singapore; and KunWha Pharmaceutical Co., LTD for South Korea. Currently, Contract Pharmaceuticals Ltd. Canada is our contract manufacturer for all markets including the United States.

ProStrakan received marketing authorization for amlexanox 5% paste in the United Kingdom in September 2001 under the trade name of Aptheal®. Approval to market was granted in Austria, Germany, Greece, Finland, Ireland, Luxembourg, The Netherlands, Norway, Portugal, and Sweden in conjunction with Meda AB.

The therapeutic Products Programme, the Canadian equivalent of the FDA, has issued a notice of compliance permitting the sale of amlexanox 5% paste, called Apthera®, in Canada by Pharmascience Inc., our Canadian partner.

OraDisc™ A

Treatment of oral conditions generally relies upon the use of medications formulated as gels and pastes that are applied to lesions in the mouth. The duration of effectiveness of these medications is typically short because the applied dose is worn away through the mechanical actions of speaking, eating, and tongue movement, and is washed away by saliva flow. To address these problems, we have developed a novel, cost-effective, adhesive film product that is bioerodible. This technology, known as OraDisc™, comprises a multi-layered film having an adhesive layer, an optional pre-formed film layer, and a coated backing layer.

OraDisc™ A was initially developed as a drug delivery system to treat canker sores with the same active ingredient (amlexanox) that is used in Aphthasol® paste. We anticipate that higher amlexanox concentrations will be achieved at the disease site, increasing the effectiveness of the product.  OraDisc™ A was approved by the FDA in September 2004.

This successful development was an important technology milestone which supports the development of our OraDisc™ range of products. To achieve OraDisc™ A approval, in addition to performing the necessary clinical studies to prove efficacy, an irritation study, a 28-day safety study and drug distribution studies were conducted. Additionally, safety in patients as young as 12 years of age was demonstrated. Patients in a 700 patient clinical study and 28-day safety study completed a survey which produced very positive results with regard to perceived effectiveness, ease of application, ability of the disc to remain in place and purchase intent. These data give strong support to our overall development program. The survey data confirms market research studies which indicate a strong patient acceptance of this delivery device.

In order to expedite the commercialization of OraDisc™ A we reacquired the rights in 2008 from Discus Dental Inc. and are pursuing another strategic partner. In the meantime, Discus Dental is continuing to market Aphthasol® in the United States.

In November 2008, we executed an expanded European Agreement with Meda AB, Sweden for OraDisc™ A and Aphthasol (5% amlexanox) paste for distribution into most major European markets. Meda AB paid us an upfront licensing fee and additional milestone payments will be made upon regulatory approval and achievements of commercial milestones.  Meda AB intends to apply for regulatory approval for OraDisc™ A in 2011.

In June 2008, we executed a Licensing and Supply Agreement with KunWha Pharmaceutical Co., Ltd, for OraDisc™ A and Aphthasol (5% amlexanox) paste in South Korea.  KunWha Pharmaceutical Co., Ltd paid us an upfront licensing fee and further milestone payments are to be made on regulatory approval and achievement of certain commercial milestones.

OraDiscTM B

A second mucoadhesive disc product has also been successfully developed for the treatment and management of oral pain. This product contains 15 milligrams of benzocaine which is the maximum allowable strength that falls under the classification of an OTC monograph drug. This classification allows for an easier regulatory pathway to market. The product has been optimized and is ready for commercial scale-up.

In March 2007, we executed a Licensing and Supply Agreement for OraDisc™ B with Meldex International, for the territories of Europe and the Middle East. We received an upfront licensing fee and additional payments based on regulatory approval and commercial milestones.  In January 2010, the Company terminated the Licensing and Supply Agreement with Meldex International.  We are now pursuing a strategic partner for the commercialization of OraDisc™ B.

For our commercialized products, we currently rely upon the following relationships in the following marketing territories for sales, manufacturing and/or regulatory approval efforts:

Altrazeal®
Melmed Holding AG	▪	European Union, Australia, New Zealand, Middle East, North Africa
Jiangxi Aiqilin Pharmaceuticals Group	▪	China

Altrazeal® - Veterinary
Novartis Animal Health	▪	Worldwide

Amlexanox 5% paste and OraDisc™ A
Discus Dental Inc.	▪	United States;
Meda AB	▪
United Kingdom, Ireland, Scandinavia, the Baltic states, Iceland, Belgium, France, Germany, Italy, Luxembourg, Netherlands, Switzerland, Austria, Bulgaria, Cyprus, Czech Republic, Hungary, Malta, Poland, Romania, Slovenia, Turkey, Russia, and the Commonwealth of Independent States

EpiTan Pharmaceuticals	▪	Australia and New Zealand;
KunWha Pharmaceutical	▪	South Korea;
Laboratories del Dr. Esteve SA	▪	Spain, Portugal, Greece, and Andorra;
Orient Europharma, Co., Ltd.	▪	Taiwan, Hong-Kong, Malaysia, Philippines, Thailand and Singapore;
Pharmascience Inc.	▪	Canada;

Patents

We believe that the value of technology both to us and to our potential corporate partners is established and enhanced by our broad intellectual property positions. Consequently, we have already been issued and seek to obtain additional U.S. and foreign patents for products under development and for new discoveries. Patent applications are filed for our inventions and prospective products with the U.S. Patent and Trademark Office and, when appropriate, with authorities in countries that are part of the Paris Convention’s Patent Cooperation Treaty (“PCT”) (most major countries in Western Europe and the Far East) and with other authorities in major markets not covered by the PCT.

With regards to our Nanoflex® technology, two U.S. patents have issued and one U.S. and four PCT patent applications have been filed. The granted patents and patent applications have a variety of potential applications, such as wound management, burn care, dermal fillers, artificial discs and tissue scaffold.  In December 2006 we acquired from Access Pharmaceuticals Inc. (“Access”) all patent rights and all intellectual properties associated with the Nanoflex® technology.  We then licensed to Access certain specific applications of the Nanoparticle Aggregate technology which include use in intraperotinial, intratumoral, subscutaneous or intramuscular drug delivery implants, excluding aesthetic dermal or facial fillers.

We have one U.S. patent and have filed one U.S. and two PCT patent applications for our OraDisc™ technology. This oral delivery vehicle potentially overcomes the difficulties encountered in using conventional paste and gel formulations for conditions in the mouth. Utilizing this technology, we anticipate that higher drug concentrations will be achieved at the disease site, increasing the effectiveness of the product.  Our patent applications cover the delivery of drugs through or into any mucosal surface and onto the surface of gums and teeth. The patent and patent applications cover our ability to control the erosion time of the adhesive film and the subsequent drug release by adjusting the ratio of hydrophobic to hydrophilic polymers in the outer layer of the composite film.

We also have a patent for amlexanox and the worldwide rights, excluding Japan, for the use of amlexanox for oral and dermatological applications.

We have a strategy of developing an ongoing line of patent continuation applications for both the Nanoflex® and OraDisc™ technologies. By this approach, we are extending the intellectual property protection of our basic technologies to cover additional related inventions, some of which are anticipated to carry the priority dates of the original applications.

The United States patents for our technologies and products expire in the years and during the date ranges indicated below:

▪	OraDisc™ in 2021
▪	Hydrogel Nanoparticle Aggregate in 2022
▪	Altrazeal® wound dressing in 2029

Government Regulation

We are subject to extensive regulation by the federal government, principally by the United States Food and Drug Administration (“FDA”), and, to a lesser extent, by other federal and state agencies as well as comparable agencies in foreign countries where registration of products will be pursued. Although a number of our formulations incorporate extensively tested drug substances, because the resulting formulations make claims of enhanced efficacy and/or improved side effect profiles, they are expected to be classified as new drugs by the FDA.

The Federal Food, Drug and Cosmetic Act and other federal, state and foreign statues and regulations govern the testing, manufacturing, safety, labeling, storage, shipping, and record keeping of our products. The FDA has the authority to approve or not approve new drug applications and/or new medical devices and inspect research, clinical and manufacturing records and facilities.

In Europe, the filing of a Technical File Dossier to a Notified Body allows the medical device to receive a CE mark which allows commercialization of the product in the European Union.

Among the requirements for drug and medical device approval and testing is that the prospective manufacturer’s facilities and methods conform to the Code of Good Manufacturing Practices (“cGMP”) regulations, which establish the manufacturing and quality requirements, and the facilities or controls to be used during, the production process. Such facilities and manufacturing process are subject to ongoing FDA inspection to insure compliance.

The steps required before a pharmaceutical product or medical device product may be produced and marketed in the U.S. can include preclinical tests, the filing of an Investigational New Drug application (“IND”) or an Investigational Device Exemption (“IDE”) with the FDA, which must become effective pursuant to FDA regulations before human clinical trials may commence.  Numerous phases of clinical testing and the FDA approval of a New Drug Application (“NDA”), a Product Marketing Authorization (“PMA”), or a 510(k) application (“510(k)”) is also typically required prior to commercial sale.

Preclinical tests are conducted in the laboratory, usually involving animals, to evaluate the safety and efficacy of the potential product. The results of preclinical tests are submitted as part of the IND and IDE application and are fully reviewed by the FDA prior to granting the sponsor permission to commence clinical trials in humans. All trials are conducted under International Conference on Harmonization, good clinical practice guidelines. All investigator sites and sponsor facilities are subject to FDA inspection to insure compliance. Clinical trials typically involve a three-phase process.  In the case of a pharmaceutical product, Phase I, the initial clinical evaluations, consists of administering the drug and testing for safety and tolerated dosages. Phase II involves a study to evaluate the effectiveness of the drug for a particular indication and to determine optimal dosage and dose interval and to identify possible adverse side effects and risks in a larger patient group. When a product is found safe, an initial efficacy is established in Phase II and it is then evaluated in Phase III clinical trials. Phase III trials consist of expanded multi-location testing for efficacy and safety to evaluate the overall benefit to risk index of the investigational drug in relationship to the disease treated. The results of preclinical and human clinical testing are submitted to the FDA in the form of an NDA, PMA, or 510(k) for approval to commence commercial sales.

The process of performing the requisite testing, data collection, analysis and compilation of an IND, IDE, NDA, PMA, or 510(k) is labor intensive and costly and may take a protracted time period.  In some cases, tests may have to be redone or new tests instituted to comply with FDA requests.  Review by the FDA may also take considerable time and there is no guarantee that an NDA, PMA, or 510(k) will be approved.  Therefore, we cannot estimate with any certainty the length of the approval cycle.

The regulatory status of our principal products is as follows:

▪	Altrazeal® is a product approved for sale in the U.S. and the European Union (together with countries that recognize the CE mark);

▪	Other Altrazeal® products are currently in clinical and development phases;

▪	Nanoparticle aggregate product candidates are in the preclinical and clinical phase;

▪	5% amlexanox paste is a product approved for sale in the U.S. (Aphthasol®); approved in the UK, Canada, and ten EU countries but not yet sold;

▪	OraDisc™ A is a product approved for sale in the U.S. as of September 2004; we are completing steps for manufacturing and sale of the product in 2012; and

▪	Our other OraDisc™ products are currently in the development phase.

We are also governed by other federal, state and local laws of general applicability, such as laws regulating working conditions, employment practices, as well as environmental protection.

Competition

The medical device and pharmaceutical industry is characterized by intense competition, rapid product development and technological change.  Competition is intense among manufacturers of prescription pharmaceuticals, medical devices, and other product areas where we may develop and market products in the future.  Most of our potential competitors in the wound care market such as Smith & Nephew plc, Kinetic Concepts, Inc., ConvaTec Inc., Systagenix Wound Management Limited, 3M Company, and Molnlycke Health Care are large, well established medical device, pharmaceutical or healthcare companies with considerably greater financial, marketing, sales and technical resources than are available to us. Additionally, many of our potential competitors have research and development capabilities that may allow such competitors to develop new or improved products that may compete with our product lines.  Our potential products could be rendered obsolete or made uneconomical by the development of new products to treat the conditions to be addressed by our developments, technological advances affecting the cost of production, or marketing or pricing actions by one or more of our potential competitors.  Our business, financial condition and results of operation could be materially adversely affected by any one or more of such developments.  We cannot assure you that we will be able to compete successfully against current or future competitors or that competition will not have a materially adverse effect on our business, financial condition and results of operations.  Academic institutions, governmental agencies and other public and private research organizations are also conducting research activities and seeking patent protection and may commercialize products on their own or with the assistance of major health care companies in areas where we are developing product candidates.  We are aware of certain developmental projects for products to treat or prevent certain disease targeted by us.  The existence of these potential products or other products or treatments of which we are not aware, or products or treatments that may be developed in the future, may adversely affect the marketability of products developed by us.

In the area of wound management, burn care, and dermal fillers, which are the focus of our development activities, a number of companies are developing or evaluating new technology approaches.  We expect that technological developments will occur at a rapid rate and that competition is likely to intensify as various alternative technologies achieve similar, if not identical, advantages.

Wound care products developed from our Nanoflex® technology, including Altrazeal®, will compete with numerous well established products including Aquacel® marketed by ConvaTec Inc., Silvercel and Promongran marketed by Systagenix Wound Management Limited, Acticoat and Allevyn marketed by Smith and Nephew plc, and Mepitel and Mepliex marketing by Molnlycke Health Care.  There are numerous well established companies that compete in the advanced wound care market including Smith & Nephew plc, Kinetic Concepts, Inc., ConvaTec Inc., Systagenix Wound Management Limited, 3M Company, and Molnlycke Health Care.

Our product, Aphthasol®, is the only product clinically proven to accelerate the healing of canker sores.  There are numerous products, including prescription steroids such as Kenalog in OraBase, and many over-the-counter pain relief formulations that incorporate a local anesthetic used for the treatment of this condition.

Even if our products are fully developed and receive the required regulatory approval, of which there can be no assurance, we believe that our products that require extensive sales efforts directed both at the consumer and the general practitioner can only compete successfully if marketed by a company having expertise and a strong presence in the therapeutic area or in direct to consumer marketing. Consequently, our business model is to form strategic alliances with major or regional pharmaceutical companies for products to compete in these markets.  Management believes that our development risks should be minimized and that the technology potentially could be more rapidly developed and successfully introduced into the marketplace by adopting this strategy.

Employees

As of January 31, 2012, we had 8 full-time employees, including 2 in sales and marketing, 2 in research and development (each with advanced scientific degrees), 3 in general and administration and 1 in manufacturing, quality, and service.  In addition, we use four contract consultants for business development, quality control and quality assurance, clinical administration, and regulatory affairs.  Our employees are not represented by a labor union and are not covered by a collective bargaining agreement.  Management believes that we maintain good relations with our personnel.  At times, we may compliment our internal expertise with external scientific consultants, university research laboratories and contract manufacturing organizations that specialize in various aspects of drug development including clinical development, regulatory affairs, toxicology, preclinical testing and process scale-up.

Web Availability

We make available free of charge through our web site, www.uluruinc.com, our annual reports on Form 10-K and other reports required under the Securities and Exchange Act of 1934, as amended, as soon as reasonably practicable after such reports are filed with, or furnished to, the Securities and Exchange Commission as well as certain of our corporate governance policies, including the charters for the Board of Director's corporate governance committees and our code of ethics, corporate governance guidelines and whistleblower policy. We will provide to any person without charge, upon request, a copy of any of the foregoing materials.  Any such request must be made in writing to ULURU Inc., 4452 Beltway Drive, Addison, TX 75001, Attn: Investor Relations.

Property

As of January 31, 2012, we did not own any real property.  We entered into a lease on January 31, 2006, which commenced on April 1, 2006, for approximately 9,000 square feet of administrative offices and laboratories in Addison, Texas.  The lease agreement expires in April 2013.  Additional space is available in the complex for future expansion which we believe would accommodate growth for the foreseeable future.  The lease required a minimum monthly lease obligation of $9,330, which is inclusive of monthly operating expenses, until April 1, 2011 and at such time increased to $9,776, which is inclusive of monthly operating expenses, for the duration of the lease. As of January 31, 2012 our current monthly lease obligation is $9,867, which is inclusive of monthly operating expenses.

We believe that our existing leased facilities are suitable for the conduct of our business and adequate to meet our growth requirements.

Legal Proceedings

The Company was served in April 2009 with a complaint in an action in the Supreme Court for New York County, State of New York.  The plaintiff, R.C.C. Ventures, LLC, alleges that it is due a fee for its performance in procuring or arranging a loan for the Company.  The Company denies all allegations of the complaint and any liability to the plaintiff and will vigorously defend against this claim.  The Company has also made a counterclaim against R.C.C. Ventures, LLC for breach of contract and is seeking monetary damages.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors, Executive Officers, and Key Employees

The following table sets forth the directors, executive officers, and key employees of the Company, as of the date hereof, along with their respective ages and positions.  Each of the officers listed below have been appointed to hold the office listed opposite his respective name until the earlier to occur of the death or resignation of such officer or until a successor has been duly appointed by the board of directors of the Company.

Name	Age	Position
Kerry P. Gray	59	Chairman, President, Chief Executive Officer
William W. Crouse	69	Director
Jeffrey B. Davis	48	Director
Jeffrey A. Stone	54	Director
Terrance K. Wallberg	57	Vice President, Chief Financial Officer, Secretary, Treasurer
Daniel G. Moro	65	Vice President-Polymer Drug Delivery
John V. St. John, Ph.D.	41	Vice President-Research and Development

The following is a brief account of the business experience during the past five years of each director, executive officer, and key employee of the Company, including principal occupations and employment during that period and the name and principal business of any corporation or other organization in which such occupation and employment were carried on.

Kerry P. Gray

Mr. Gray has served as one of our directors since March 2006 and currently serves as the Company’s President and Chief Executive Officer.  Previously, Mr. Gray was the President and CEO of Access Pharmaceuticals, Inc. and a director of Access Pharmaceuticals, Inc. from June 1993 until May 2005.  Mr. Gray served as Chief Financial Officer of PharmaScience, Inc., a company he co-founded to acquire technologies in the drug delivery area. From May 1990 to August 1991, Mr. Gray was Senior Vice President, Americas, Australia and New Zealand for Rhone-Poulenc Rorer, Inc.  Prior to the Rhone-Poulenc Rorer merger, he had been Area Vice President Americas of Rorer International Pharmaceuticals. From 1986 to May 1988, he was Vice President, Finance of Rorer International Pharmaceuticals, having served in the same capacity at Revlon Health Care Group of companies before the acquisition by Rorer Group. Between 1975 and 1985, he held various senior financial positions with the Revlon Health Care Group.

William W. Crouse

Mr. Crouse has served as one of our directors since March 2006 and is a General Partner of HealthCare Ventures LLC, one of the world's largest biotech venture capital firms.  Mr. Crouse was formerly Worldwide President of Ortho Diagnostic Systems and Vice President of Johnson & Johnson International. He also served as Division Director of DuPont Pharmaceuticals and as President of Revlon Health Care Group's companies in Latin America, Canada and Asia/Pacific. Currently, Mr. Crouse serves as a Director of The Medicines Company and several private biotechnology companies. Mr. Crouse formerly served as a Director of Imclone Systems, BioTransplant, Inc., Dendreon Corporation, OraSure Technologies, Inc., Human Genome Sciences, Raritan Bancorp, Inc., Allelix Biopharmaceuticals, Inc. and several private biotechnology companies.  Mr. Crouse currently serves as Trustee of the New York Blood Center. Mr. Crouse is a graduate of Lehigh University (Finance and Economics) and Pace University (M.B.A.).

Jeffrey B. Davis

Mr. Davis has served as one of our directors since March 2006.  Since December 2007, Mr. Davis has been President and Chief Executive Officer of Access Pharmaceuticals, Inc.  Since April 1997, Mr. Davis has been President of SCO Financial Group LLC and financial principal of SCO Securities LLC, an NASD-registered broker dealer.  Prior to co-founding SCO, Mr. Davis served as Senior Vice President and Chief Financial Officer of HemaSure, Inc., a publicly traded development stage healthcare technology company.  Prior to that, Mr. Davis was Vice President, Corporate Finance, at Deutsche Bank AG and Deutsche Morgan Grenfell, both in the U.S. and Europe. Mr. Davis also served in senior marketing and product management positions at AT&T Bell Laboratories, where he was also a member of the technical staff. Prior to that, Mr. Davis was involved in marketing and product management at Philips Medical Systems North America.  Mr. Davis served previously as a Director of Bioenvision, Inc. and currently serves as a Director of Access Pharmaceuticals, Inc., a publicly traded company.  Mr. Davis holds a B.S. in Biomedical Engineering from the College of Engineering, Boston University and an M.B.A. from the Wharton School of Business, University of Pennsylvania.

Jeffrey A. Stone

Dr. Stone has served as one of our directors since April 2010. Dr. Stone is currently President of Wound Care Consultants.  He is a past president Texas Affiliate of the American Diabetes Association.  Dr. Stone received his medical degree from the College of Osteopathic Medicine of the Pacific and a Master of Public Health from Harvard University.  He completed a residency in aerospace medicine and a fellowship in hyperbaric medicine and wound care at the U.S. Air Force School of Aerospace Medicine at Brooks Air Force Base.  He is certified in hyperbaric medicine and board certified in aerospace medicine.  He is a Diplomate of the American Academy of Wound Care Management and a Certified Wound Specialist having been active in the wound field for over 20 years.

Terrance K. Wallberg

Mr. Wallberg has served as our Vice President and Chief Financial Officer since March, 2006.  Mr. Wallberg is a Certified Public Accountant and possesses an extensive and diverse background with over 30 years of experience with entrepreneurial/start-up companies.  Prior to joining ULURU Inc., Mr. Wallberg was Chief Financial Officer with Alliance Hospitality Management and previous to that was Chief Financial Officer for DCB Investments, Inc., a Dallas, Texas based diversified real estate holding company.  During his five year tenure at DCB Investments, Mr. Wallberg acquired valuable experience with several successful start-up businesses and dealing with the external financial community.  Prior to DCB Investments, Mr. Wallberg spent 22 years with Metro Hotels, Inc., serving in several finance/accounting capacities and culminating his tenure as Chief Financial Officer.  Mr. Wallberg is a member of the American Society and the Texas Society of Certified Public Accountants and is a graduate of the University of Arkansas, Little Rock.

Daniel G. Moro

Mr. Moro has served as our Vice President-Polymer Drug Delivery since March 2006.  Previously, Mr. Moro served as Vice President-Polymer Drug Delivery at Access Pharmaceuticals, Inc. from September 2000 until October 2005. He managed various drug delivery projects related to Hydrogel polymers. He invented the mucoadhesive erodible drug delivery technology (OraDisc™) for the controlled administration of actives and is the co-inventor of our hydrogel nanoparticle aggregate technology.  Previously, Mr. Moro served as Vice President, Operations for a Division of National Patent Development Corporation (“NPDC”) which developed the soft contact lens. Prior to his operational experience, Mr. Moro spent 20 years at the NPDC as a senior research scientist and invented and commercialized several technologies, including a hydrogel burn and wound dressing and a subcutaneous retrievable drug delivery implant to treat prostate cancer. Mr. Moro has over twenty five years experience of pharmaceutical development and holds nine patents related to drug delivery applications, four of which have been commercialized.

Dr. John V. St. John

Dr. John has served as our Vice President-Research and Development since March 2006.  Previously, Dr. St. John served as Senior Scientist at Access Pharmaceuticals, Inc. from March 2000 until October 2005. He served as team leader during the early identification of Access Pharmaceuticals’ oncology drug, AP5346. Dr. St. John served as team leader for the hydrogel team from January 2002 to October 2005 during the development of the Hydrogel Nanoparticle Aggregate Technology and is the co-inventor of this technology.  He holds two patents. Dr. St. John has served as an adjunct faculty member in the Department of Biomedical Engineering at the University of Texas Southwestern Medical School while at Access Pharmaceuticals. Previously, from August 1998 to March 2000, Dr. St. John served as a Dreyfus Fellow and Assistant Professor in the Department of Chemistry of Southern Methodist University. He has earned a graduate certificate in Marketing from the SMU Cox School of Business. Dr. St. John served as the elected Chair of the Dallas Fort Worth American Chemical Society Section for 2005 and is a current member in the American Professional Woundcare Association, American Chemical Society, the Materials Research Society, and the Controlled Release Society.

Corporate Governance Practices and Board Independence

The Board has adopted a number of corporate governance documents, including charters for its Audit Committee, Compensation Committee and Nominating and Governance Committee, corporate governance guidelines, a code of business conduct and ethics for employees, executive officers and directors (including its principal executive officer and principal financial officer) and a whistleblower policy regarding the treatment of complaints on accounting, internal accounting controls and auditing matters.  All of these documents are available on the Company’s website at www.uluruinc.com under the heading “Investor Relations,” and a copy of any such document may be obtained, without charge, upon written request to ULURU Inc., c/o Investor Relations, 4452 Beltway Drive, Addison, Texas, 75001.

Board of Directors’ Leadership Structure and Role in Risk Oversight

Although the Board of Directors does not have a formal policy on whether the roles should be combined or separated, from our inception as ULURU Inc. in 2006 until June 2010, we have had a separate Chairman of the Board (“Chairman”) and Chief Executive Officer (“CEO”).  In June 2010, our board of directors determined it appropriate and efficient for Mr. Gray, our Chairman, to also serve as President and CEO, based on Mr. Gray’s extensive knowledge of our company and the pharmaceutical preparation marketplace.  The independent members of our board have named Mr. Jeffrey B. Davis our independent lead director.  Mr. Davis, as independent lead director, chairs the executive sessions of the non-management members of our board of directors, acts as a liaison with Mr. Gray, in consultation with the independent directors and assists in developing the agendas for each board of directors meeting.  We believe that this leadership structure also provides an appropriate forum for the Board to execute its risk oversight function, which is described below.

Our Board of Directors is the central body that oversees the management of material risks at the Company.  The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing Board committees that address risks inherent in their respective areas of oversight.

The Audit Committee has the responsibility to review and discuss certain risk policies, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures, and generally provide oversight of risks related to financial reporting, accounting, credit, and liquidity.  Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.  In addition, as part of its compensation philosophy, the Compensation Committee strives to adopt compensation incentives that encourage appropriate risk-taking behavior that is consistent with the Company’s long term business strategy and objectives.  To meet its obligations under the Securities and Exchange Commission’s Enhanced Disclosure Rules, the Company undertook a process to assess to what extent risks arising from our compensation programs for employees are reasonably likely to have a material adverse effect on the Company.  We concluded that it is not likely that our compensation policies will have such an effect.  The Governance and Nominating Committee oversees risk management practices in its domain, including director candidate selection, governance and succession matters.  Day to day operational risks are generally handled by management, with reporting to and involvement of the Board and the Executive Committee of the Board as necessary.  With respect to strategic and enterprise risk, our Board as a whole is the level at which we address and monitor such issues, through regular interactions with the CEO and other members of senior management.

Board Committees

The Board has an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, and an Executive Committee.

As of January 31, 2012, each committee of the Board is comprised as follows:

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee	Executive Committee
Kerry P. Gray				Chair
William W. Crouse	X	Chair	X
Jeffrey B. Davis	Chair	X	X
Jeffrey A. Stone	X	X	Chair

All members of each committee, with the exception of the Executive Committee, have been determined by the Board to be independent under applicable SEC and New York Stock Exchange Amex rules and regulations

The Audit Committee has the responsibility to engage the independent auditors, review the audit fees, supervise matters relating to audit functions and review and set internal policies and procedure regarding audits, accounting and other financial controls.  The Board has determined that Jeffrey B. Davis meets the definition of an "Audit Committee Financial Expert".  The charter of the Audit Committee is available on the Company's website at www.uluruinc.com under the heading "Investor Relations."  During the 2011 fiscal year, the Audit Committee held a total of four meetings, either in person or by conference call, and acted by unanimous written consent on two occasions.

The Compensation Committee has responsibility for approval of remuneration arrangements for executive officers of the Company, review and approval of compensation plans relating to executive officers and directors, including grants of stock options under the Company's 2006 Equity Incentive Plan and other benefits and general review of the Company's employee compensation policies.  The charter of the Compensation Committee is available on the Company's website at www.uluruinc.com under the heading "Investor Relations."   During the 2011 fiscal year, the Compensation Committee did not hold a formal meeting but its members discussed compensation issues in several Board of Director meetings and acted by unanimous written consent on one occasion.

The Nominating and Governance Committee is responsible for, among other things, considering potential Board members, making recommendations to the full Board as to nominees for election to the Board, assessing the effectiveness of the Board and implementing the Company's corporate governance guidelines.  The charter of the Nominating and Governance Committee is available on the Company's website at www.uluruinc.com under the heading "Investor Relations."  During the 2011 fiscal year, the Nominating and Governance Committee held one formal meeting and its members discussed governance issues in several Board of Director meetings.

The Executive Committee is responsible for, among other things, working with management with respect to strategic and operational matters.  During the 2011 fiscal year, the Executive Committee did not formally meet but it did meet informally on several occasions.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics for Employees, Executive Officers and Directors, applicable to all employees, management, and directors, designed to deter wrongdoing and promote honest and ethical conduct, full, fair and accurate disclosure, compliance with laws, prompt internal reporting and accountability to adherence to the Code of Business Conduct and Ethics.  A copy of our Code of Business Conduct and Ethics is available on our website at www.uluruinc.com and print copies are available to any shareholder that requests a copy.

EXECUTIVE COMPENSATION

The following table sets forth, for the fiscal years ended December 31, 2011 and December 31, 2010, the total compensation earned by or paid to our Chief Executive Officer, former Chief Executive Officer, Chief Financial Officer, and each of our other most highly compensated key employees who were serving as key employees as of December 31, 2011.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(6)	Option Awards ($)(7)	Non Equity Incentive Plan Compensation ($)(8)	All Other Compensation ($)(9)	Total ($)

Kerry P. Gray	2011	210,000	---	---	---	---	150,000	360,000
President & Chief Executive Officer (1)	2010	210,000	---	---	---	---	150,000	360,000

Renaat Van den Hooff	2011	---	---	---	---	---	137,500	137,500
Former President & Chief Executive Officer (2)	2010	128,333	---	---	26,461	---	93,289	248,083

Terrance K. Wallberg	2011	200,000	---	---	---	---	7,507	207,507
Vice President & Chief Financial Officer(3)	2010	200,000	---	---	---	---	8,730	208,730

Daniel G. Moro	2011	175,000	---	---	---	---	7,942	182,942
Vice President – Polymer Drug Deliver(4)y	2010	175,000	---	---	---	---	8,728	183,728

John V. St. John, Ph.D.	2011	160,000	---	---	---	---	7,547	167,547
Vice President – Research & Development(5)	2010	160,000	---	---	---	---	7,752	167,752

(1)
On March 9, 2009, Mr. Gray resigned as the Company’s President and Chief Executive Officer and entered into a Separation Agreement with the Company.  After such resignation, Mr. Gray continued to serve as a Director for the Company.  On September 9, 2009, Mr. Gray was appointed to serve as the Company’s Chairman of the Board of Directors.  On February 15, 2010, Mr. Gray was appointed to also serve as Chairman of the Executive Committee of the Board of Directors.  On June 4, 2010, Mr. Gray was appointed to also serve as the Company’s President and Chief Executive Officer.  During 2011, Mr. Gray earned compensation of $360,000 which was comprised of $150,000 pursuant to the Separation Agreement and $210,000 for his duties as Chairman of the Executive Committee of the Company’s Board of Directors.  As part of a plan to conserve the Company’s liquidity during 2011, Mr. Gray temporarily deferred $140,313 of earned compensation thereby receiving cash compensation of $219,687 for the year.  During 2010, Mr. Gray received cash compensation of $360,000 which was comprised of $150,000 pursuant to the Separation Agreement and $210,000 for his duties as Chairman of the Executive Committee of the Company’s Board of Directors.

(2)
On March 9, 2009, Mr. Van den Hooff was promoted from the Company’s Executive Vice President of Operations to President and Chief Executive Officer.  On June 4, 2010, Mr. Van den Hooff resigned as the Company’s President and Chief Executive Officer and entered into a Separation Agreement with the Company.  During 2011, Mr. Van den Hooff earned compensation of $137,500 pursuant to the Separation Agreement.  As part of a plan to conserve the Company’s liquidity during 2011, Mr. Van den Hooff temporarily deferred $30,769 of earned compensation thereby receiving cash compensation of $106,731 for the year.  During 2010, Mr. Van den Hooff received cash compensation of $87,500 pursuant to the Separation Agreement, which was in addition to salary of $128,333 earned prior to June 4, 2010.  The Separation Agreement also provided for full vesting of all awards of restricted stock held by Mr. Van den Hooff, a fully vested stock option to purchase 20,000 shares of Common Stock, and the continuation of health care coverage for eighteen months.

(3)
During 2011, Mr. Wallberg earned salary compensation of $200,000 for his duties as Vice President and Chief Financial Officer.  As part of a plan to conserve the Company’s liquidity during 2011, Mr. Wallberg temporarily deferred $36,539 of salary compensation thereby receiving cash compensation of $163,461 for the year.

(4)
During 2011, Mr. Moro earned salary compensation of $175,000 for his duties as Vice President–Polymer Drug Delivery.  As part of a plan to conserve the Company’s liquidity during 2011, Mr. Moro temporarily deferred $15,986 of salary compensation thereby receiving cash compensation of $159,014 for the year.

(5)
During 2011, Dr. St. John earned salary compensation of $160,000 for his duties as Vice President–Research and Development.  As part of a plan to conserve the Company’s liquidity during 2011, Dr St. John temporarily deferred $5,000 of salary compensation thereby receiving cash compensation of $155,000 for the year.

(6)	During 2011 and 2010, we did not grant any restricted stock awards to our named executives and key employees.
(7)
During 2011, we did not award any stock options to our named executives and key employees.  During 2010, we granted a stock option award to Mr. Van den Hooff to purchase 20,000 shares of Common Stock.  The fair value on the date of grant for the stock option award to Mr. Van den Hooff was $26,461.

(8)
For 2011, and to date for 2012 as well, we did not award or pay any bonuses with respect to 2010 or 2011 performance, respectively.  For 2010, we did not award or pay any bonuses with respect to 2009 performance.

(9)	All Other Compensation includes the following:

Name	Fiscal Year	401(k) Matching Contributions	Life and Disability Insurance	Separation Agreement	Other	Total
Kerry P. Gray	2011	---	---	$150,000	---	$150,000
Renaat Van den Hooff	2011	---	---	$137,500	---	$137,500
Terrance K. Wallberg	2011	$6,538	$699	---	$270	$7,507
Daniel G. Moro	2011	$6,361	$1,473	---	$108	$7,942
John V. St. John, Ph.D.	2011	$6,200	$1,347	---	---	$7,547

Kerry P. Gray	2010	---	---	$150,000	---	$150,000
Renaat Van den Hooff	2010	$5,133	$656	$87,500	---	$93,289
Terrance K. Wallberg	2010	$8,031	$699	---	---	$8,730
Daniel G. Moro	2010	$7,040	$1,473	---	$215	$8,728
John V. St. John, Ph.D.	2010	$6,405	$1,347	---	---	$7,752

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table sets forth information regarding grants of stock options and grants of unvested restricted stock awards held by the named executive officers and key employees at December 31, 2011.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price per Share ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Kerry P. Gray	02/12/08	33,334	---	$38.10	03/01/2012	---	---

Terrance K. Wallberg	02/12/08	5,112	222	$34.65	02/12/2018	303	$67
	01/25/07	---	---	---	---	114	$25
	12/06/06	13,334	---	$14.25	12/06/2016	---	---

Daniel G. Moro	02/12/08	5,112	222	$34.65	02/12/2018	272	$60
	01/25/07	---	---	---	---	105	$23
	12/06/06	13,334	---	$14.25	12/06/2016	---	---

John V. St. John, Ph.D.	02/12/08	5,112	222	$34.65	02/12/2018	195	$43
	01/25/07	---	---	---	---	70	$15
	12/06/06	15,000	---	$14.25	12/06/2016	---	---

(1)
Stock option awards granted in 2008 and 2006 vest over a four year period, with 25% vesting on the first anniversary of the date of grant and 2.0833% vesting every month for three years thereafter.  The stock options expire ten years from date of grant.

(2)
Restricted stock awards granted in 2008 and 2007 vest over a five year period, with 25% vesting on the second anniversary of the date of grant and 25% vesting every twelve months for three years thereafter.

(3)
The market value of the stock awards is determined by multiplying the number of shares times $0.22, which represents the closing price of the Company’s Common Stock per share quoted on the New York Stock Exchange Amex on December 30, 2011.

Compensation Pursuant to Agreements and Plans

Chief Executive Officer

Kerry P. Gray

On March 9, 2009, Mr. Gray resigned as the Company’s President and Chief Executive Officer and entered into a Separation Agreement with the Company.  After such resignation, Mr. Gray continued to serve as a Director for the Company.  On September 9, 2009, Mr. Gray was appointed to serve as the Company’s Chairman of the Board of Directors.  On February 15, 2010, Mr. Gray was appointed to also serve as Chairman of the Executive Committee of the Board of Directors.  On June 4, 2010, Mr. Gray was appointed to also serve as the Company’s President and Chief Executive Officer.

Currently, Mr. Gray is eligible to receive the following:

▪	pursuant to the Separation Agreement, Mr. Gray will receive annual cash compensation of $150,000 in 2012; and
▪	as Chairman of the Executive Committee of the Board, Mr. Gray will receive annual cash compensation of $210,000.

During 2011, Mr. Gray earned compensation of $360,000 which was comprised of $150,000 pursuant to the Separation Agreement and $210,000 for his duties as Chairman of the Executive Committee of the Company’s Board of Directors.  As part of a plan to conserve the Company’s liquidity during 2011, Mr. Gray temporarily deferred $140,313 of earned compensation thereby receiving cash compensation of $219,687 for the year.  During 2011, Mr. Gray was not granted any awards of restricted stock or stock options under the Company’s 2006 Equity Incentive Plan and did not participate in the Company’s Incentive Bonus Plan.

During 2010, Mr. Gray received cash compensation of $360,000 which was comprised of $150,000 pursuant to the Separation Agreement and $210,000 for his duties as Chairman of the Executive Committee of the Company’s Board of Directors.  During 2010, Mr. Gray was not granted any awards of restricted stock or stock options under the Company’s 2006 Equity Incentive Plan and did not participate in the Company’s Incentive Bonus Plan.

Mr. Gray’s services to the Company are not covered by an employment agreement.  The Company has no contractual obligation to Mr. Gray related to employment, severance, or change in control except for certain obligations included in the existing Separation Agreement.

Separation Agreement with Kerry P. Gray

On March 9, 2009, Kerry P. Gray resigned as the President and Chief Executive Officer of the Company.  In connection with Mr. Gray’s departure, the Company and Mr. Gray entered into a Separation Agreement (the “Separation Agreement”) whereby the Company will provide, or has provided, as the case may be, certain benefits to Mr. Gray, including: (i) payments totaling $400,000 during the initial twelve (12) months following March 9, 2009; (ii) commencing March 1, 2010 and continuing for a period of forty-eight (48) months thereafter, the Company has and will continue to pay to Mr. Gray a payment of $12,500 per month; (iii) full acceleration of all vesting schedules for all outstanding Company stock options and shares of restricted stock of the Company held by Mr. Gray, with all such Company stock options remaining exercisable by Mr. Gray until March 1, 2012, provided that Mr. Gray forfeited stock options with respect to 20,000 shares of common stock previously held by him; and (iv) for a period of twenty-four (24) months following March 9, 2009 the Company will maintain and provide coverage under Mr. Gray’s existing health coverage plan.  The Separation Agreement also contains a mutual release of claims, certain stock lock-up provisions, and other standard provisions.

The following table describes the costs that the Company will incur, or has incurred, as the case may be, pursuant to the Separation Agreement with Mr. Gray:

Year	Compensation (1)	Continuation of medical benefits	Sub-total	Accelerated Vesting of Unvested Equity Awards (2)	Forfeiture of stock options (2)	Total
2009	$375,000	$13,233	$388,233	$648,311	$(300,276)	$736,268
2010	150,000	15,879	165,879	---	---	165,879
2011	117,187	2,646	119,833	---	---	119,833
2012	182,813	---	182,813	---	---	182,813
2013	150,000	---	150,000	---	---	150,000
2014	25,000	---	25,000	---	---	25,000
	$1,000,000	$31,758	$1,031,758	$648,311	$(300,276)	$1,379,793

(1)
During 2011, Mr. Gray earned compensation of $150,000 pursuant to the Separation Agreement.  As part of a plan to conserve the Company’s liquidity during 2011, Mr. Gray temporarily deferred $32,813 of earned compensation pursuant to the Separation Agreement thereby receiving cash compensation of $117,187 for the year.  For the purpose of this table, we have assumed such deferral will be paid to Mr. Gray in 2012.

(2)
The amounts shown do not reflect compensation actually received by Mr. Gray or the actual value that may be recognized by Mr. Gray with respect to these equity awards in the future.  Instead, the amounts in this column represent the Black-Scholes fair value of equity awards that we have recorded as expense during 2009 for such equity awards.

Separation Agreement with Renaat Van den Hooff

On June 4, 2010, Renaat Van den Hooff resigned as the President and Chief Executive Officer of the Company.  In connection with Mr. Van den Hooff’s departure, the Company and Mr. Van den Hooff entered into a Separation Agreement (the “Agreement”) whereby the Company will provide, or has provided, as the case may be, certain benefits to Mr. Van den Hooff, including: (i) commencing June 4, 2010 and continuing for a period of eighteen (18) months thereafter, the Company will pay to Mr. Van den Hooff a payment of $12,500 per month; (ii) on June 4, 2010 the Company granted to Mr. Van den Hooff a non-statutory stock option to purchase up to 20,000 shares of the Company’s common stock, which option is immediately exercisable in full and at any time and from time to time through June 4, 2015 at a per share exercise price of $2.10, (iii) full acceleration of all vesting schedules for all shares of restricted stock of the Company held by Mr. Van den Hooff; and (iv) for a period of eighteen (18) months following the date of termination of Mr. Van den Hooff’s employment with the Company, the Company will maintain and provide coverage under Mr. Van den Hooff’s existing health coverage plan.  The Agreement also provides that Mr. Van den Hooff was required to serve as a consultant to the Company for up to two full days per month through August 31, 2010.  Mr. Van den Hooff was not paid for the performance of such consulting services.  The Agreement contains a mutual release of claims and other standard provisions.  The Agreement also provides for the termination of the employment agreement we previously had with Mr. Van den Hooff.

The following table describes the costs that the Company will incur, or has incurred, as the case may be, pursuant to the Separation Agreement with Mr. Van den Hooff:

Year	Compensation (1)	Continuation of medical benefits (2)	Sub-total	Accelerated Vesting of Unvested Equity Awards (3)	Stock option (3)	Total
2010	$87,500	---	$87,500	$20,205	$26,461	$134,166
2011	106,731	---	106,731	---	---	106,731
2012	30,769	---	30,769	---	---	30,769
	$225,000	---	$225,000	$20,205	$26,461	$271,666

(1)
During 2011, Mr. Van den Hooff earned compensation of $137,500 pursuant to the Separation Agreement.  As part of a plan to conserve the Company’s liquidity during 2011, Mr. Van den Hooff temporarily deferred $30,769 of earned compensation thereby receiving cash compensation of $106,731 for the year.  .  For the purpose of this table, we have assumed such deferral will be paid to Mr. Van den Hooff in 2012.

(2)	Mr. Van den Hooff elected to forego the Company’s obligation to provide coverage for a period of eighteen months under the Company’s existing health coverage plan.
(3)
The amounts shown do not reflect compensation actually received by Mr. Van den Hooff or the actual value that may be recognized by Mr. Van den Hooff with respect to these equity awards in the future.  Instead, the amounts in this column represent the Black-Scholes fair value of equity awards that we have recorded as expense during 2010 for such equity awards.

Named Executive Officer and Key Employees

Terrance K. Wallberg

We have an employment agreement with our Vice President and Chief Financial Officer, Terrance K. Wallberg, which renews automatically for successive one-year periods, with the current term extending until December 31, 2012.  As a result of the Compensation Committee’s evaluation of compensation in March 2011, the Compensation Committee maintained Mr. Wallberg's annual salary at $200,000 during 2011.  As part of a plan to conserve the Company’s liquidity during 2011, Mr. Wallberg temporarily deferred $36,539 of salary compensation thereby receiving cash compensation of $163,461 for the year.

Mr. Wallberg is eligible to participate in all of our employee benefits programs available to executives.  Mr. Wallberg is also eligible to receive:

▪	a bonus payable in cash and common stock related to the attainment of reasonable performance goals specified by our Board; and
▪	stock options and restricted stock at the discretion of our Board.

During 2011, Mr. Wallberg was not granted any awards of restricted stock or stock options under the Company’s 2006 Equity Incentive Plan or any bonus awards under the Company’s Incentive Bonus Plan.

Mr. Wallberg's employment agreement contains non-solicitation, confidentiality and non-competition covenants, and a requirement that Mr. Wallberg assign all invention and intellectual property rights to us.  The employment agreement may be terminated by either party with or without cause with sixty days' written notice.

Mr. Wallberg is entitled to certain severance benefits in the event that (a) we terminate his employment without cause or he resigns with reason, or (b) either we or he terminate his employment within six months following a change of control in certain circumstances.  Upon any such event, Mr. Wallberg would receive one year of salary plus target bonus for the year in which his termination occurs, he would continue to receive all health benefits for a period of one year after the date of his termination and all stock options held by Mr. Wallberg would become immediately exercisable and would remain exercisable for (i) in the case of such termination without cause or resignation with reason, two years after the date of his termination and (ii) in the case of such termination following a change of control, one year after the date of his termination. With respect to each of these post-employment compensation provisions, the Board of Directors has determined that both the terms and the payout levels of each provision are appropriate to accomplish the objectives of attracting and retaining executive talent.

Daniel G. Moro

We have an employment agreement with our Vice President-Polymer Drug Delivery, Daniel G. Moro, which renews automatically for successive one-year periods, with the current term extending until December 31, 2012.  As a result of the Compensation Committee’s evaluation of compensation in March 2011, the Compensation Committee maintained Mr. Moro's annual salary at $175,000 during 2011.  As part of a plan to conserve the Company’s liquidity during 2011, Mr. Moro temporarily deferred $15,986 of salary compensation thereby receiving cash compensation of $159,014 for the year.

Mr. Moro is eligible to participate in all of our employee benefits programs available to executives.  Mr. Moro is also eligible to receive:

▪	a bonus payable in cash and common stock related to the attainment of reasonable performance goals specified by our Board; and
▪	stock options and restricted stock at the discretion of our Board.

During 2011, Mr. Moro was not granted any awards of restricted stock or stock options under the Company’s 2006 Equity Incentive Plan or any bonus awards under the Company’s Incentive Bonus Plan.

Mr. Moro's employment agreement contains non-solicitation, confidentiality and non-competition covenants, and a requirement that Mr. Moro assign all invention and intellectual property rights to us.  The employment agreement may be terminated by either party with or without cause with sixty days' written notice.

Our employment agreement with Mr. Moro provides that Mr. Moro is entitled to certain severance benefits in the event that (a) we terminate his employment without cause or he resigns with reason, or (b) either we or he terminate his employment within six months following a change of control in certain circumstances.  Upon any such event, Mr. Moro would receive one year of salary plus target bonus for the year in which his termination occurs, he would continue to receive all health benefits for a period of one year after the date of his termination and all stock options held by Mr. Moro would become immediately exercisable and would remain exercisable for (i) in the case of such termination without cause or resignation with reason, two years after the date of his termination and (ii) in the case of such termination following a change of control, one year after the date of his termination.  With respect to each of these post-employment compensation provisions, the Board of Directors has determined that both the terms and the payout levels of each provision are appropriate to accomplish the objectives of attracting and retaining executive talent.

John V. St. John, Ph.D.

We have an employment agreement with our Vice President-Research and Development, John V. St. John, Ph.D., which renews automatically for successive one-year periods, with the current term extending until December 31, 2012.  As a result of the Compensation Committee’s evaluation of compensation in March 2011, the Compensation Committee maintained Dr. St. John's annual salary at $160,000 during 2011.  As part of a plan to conserve the Company’s liquidity during 2011, Dr St. John temporarily deferred $5,000 of salary compensation thereby receiving cash compensation of $155,000 for the year.

Dr. St. John is eligible to participate in all of our employee benefits programs available to executives.  Dr. St. John is also eligible to receive:

▪	a bonus payable in cash and common stock related to the attainment of reasonable performance goals specified by our Board; and
▪	stock options and restricted stock at the discretion of our Board.

During 2011, Dr. St. John was not granted any awards of restricted stock or stock options under the Company’s 2006 Equity Incentive Plan or any bonus awards under the Company’s Incentive Bonus Plan.

Dr. St. John's employment agreement contains non-solicitation, confidentiality and non-competition covenants, and a requirement that Dr. St. John assign all invention and intellectual property rights to us.  The employment agreement may be terminated by either party with or without cause with sixty days' written notice.

Our employment agreement with Dr. St. John provides that Dr. St. John is entitled to certain severance benefits in the event that (a) we terminate his employment without cause or he resigns with reason, or (b) either we or he terminate his employment within six months following a change of control in certain circumstances.  Upon any such event, Dr. St. John would receive one year of salary plus target bonus for the year in which his termination occurs, he would continue to receive all health benefits for a period of one year after the date of his termination and all stock options held by Dr. St. John would become immediately exercisable and would remain exercisable for (i) in the case of such termination without cause or resignation with reason, two years after the date of his termination and (ii) in the case of such termination following a change of control, one year after the date of his termination.  With respect to each of these post-employment compensation provisions, the Board of Directors has determined that both the terms and the payout levels of each provision are appropriate to accomplish the objectives of attracting and retaining executive talent.

Potential Payments upon Termination

The following table describes the potential payments upon termination of employment of our Named Executive Officer and Key Employees, other than Mr. Gray, by the Company as a result of termination without cause, resigning with reason, termination following a change of control in certain circumstances and resignation following a change of control in certain circumstances, as further described in each individual employment agreement discussed above

Name	Severance Payment Upon Termination (1)	Accelerated Vesting of Unvested Equity Awards(2)	Continuation of Benefits (3)	Total
Terrance K. Wallberg	$260,000	$92	$12,072	$272,164
Daniel G. Moro	$227,500	$83	$5,508	$233,091
John V. St. John, Ph.D.	$208,000	$58	$16,536	$224,594

(1)	Represents one year salary and target bonus based on salary as of December 31, 2011.
(2)
Calculated based on a change of control taking place as of December 31, 2011.  For purposes of valuing equity awards, the amounts noted are based on a per share price of $0.22, which was the closing price as reported on the New York Stock Exchange Amex on December 30, 2011.

(3)	Represents one year of COBRA health benefits.

DIRECTOR COMPENSATION

Each director who is not also our employee is entitled to receive stock option awards to purchase a number of shares of our Common Stock, as determined by the Board, on the date of each annual meeting of stockholders.  In addition, we reimburse each director, whether an employee or not, the expenses of attending Board and committee meetings.  At the 2011annual meeting of stockholders, held on June 1, 2011, the Board did not grant any stock option awards to the directors for their services during 2011.  On April 26, 2010, the Board approved the grant of certain stock option awards to the directors for their services during 2010 and 2009.

Compensation

The following table sets forth information regarding the compensation we paid to our directors in 2011:

Name	Fee Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total
William W. Crouse	---	---	---	---	---	---

Jeffrey B. Davis	---	---	---	---	---	---

Kerry P. Gray (2)	---	---	---	---	---	---

Jeffrey A. Stone	---	---	---	---	---	---

(1)
During 2011, we did not award any stock options to our directors.  During 2010, we granted stock option awards to Messrs. Crouse, Davis, and Stone to each purchase 33,334 shares of Common Stock, respectively.  The aggregate fair value on the date of grant for the stock option awards to Messrs. Crouse, Davis, and Stone was $68,226, $68,226, and $66,798, respectively. Stock option awards granted during 2010 for our directors are subject to a vesting schedule of 20% vesting on the date of grant and 20% vesting on each one year anniversary thereafter.  For a description of the assumptions used to determine the fair value of stock options granted in 2010, see Note 13 to our Consolidated Financial Statement in our Annual Report on Form 10-K for the year ended December 31, 2010. For information on the valuation assumptions used for stock option awards made prior to 2010, see the notes to the Company’s Consolidated Financial Statements regarding stock-based compensation in our Annual Report on Form 10-K for the respective year.

(2)
On March 9, 2009, Mr. Gray resigned as the Company’s President and Chief Executive Officer and entered into a Separation Agreement with the Company.  After such resignation, Mr. Gray continued to serve as a Director for the Company.  On September 9, 2009, Mr. Gray was appointed to serve as the Company’s Chairman of the Board of Directors.  On February 15, 2010, Mr. Gray was appointed to also serve as Chairman of the Executive Committee of the Board of Directors.  On June 4, 2010, Mr. Gray was appointed to also serve as the Company’s President and Chief Executive Officer.  During 2011, Mr. Gray earned compensation of $360,000 which was comprised of $150,000 pursuant to the Separation Agreement and $210,000 for his duties as Chairman of the Executive Committee of the Company’s Board of Directors.  As part of a plan to conserve the Company’s liquidity during 2011, Mr. Gray temporarily deferred $140,313 of earned compensation thereby receiving cash compensation of $219,687 for the year.  During 2010, Mr. Gray received cash compensation of $360,000 which was comprised of $150,000 pursuant to the Separation Agreement and $210,000 for his duties as Chairman of the Executive Committee of the Company’s Board of Directors.  During 2011 and 2010, Mr. Gray was not granted any awards of restricted stock or stock options under the Company’s 2006 Equity Incentive Plan and did not participate in the Company’s Incentive Bonus Plan.

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table sets forth information regarding all outstanding stock option awards for each of our directors as of December 31, 2011.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
William W. Crouse	13,334	---	$24.75	12/13/2016
	2,000	---	$74.25	05/08/2017
	5,000	---	$20.70	05/15/2018
	3,000	---	$13.80	06/19/2018
	13,334	20,000	$2.55	04/26/2020

Jeffrey B. Davis	10,000	---	$24.75	12/13/2016
	1,667	---	$74.24	05/08/2017
	3,334	---	$20.70	05/15/2018
	1,667	---	$13.80	06/19/2018
	13,334	20,000	$2.55	04/26/2020

Kerry P. Gray	33,334	---	$38.10	03/01/2012

Jeffrey A. Stone	13,334	20,000	$2.55	04/26/2020

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

On occasion we may engage in certain related party transactions. Pursuant to our Audit Committee charter, our policy is that all related party transactions are reviewed and approved by the Board of Directors or Audit Committee prior to our entering into any related party transactions.

Convertible Debt Transactions

On July 28, 2011, we completed a second convertible debt financing with Kerry P. Gray, the Company’s Chairman, President, and Chief Executive Officer (the “July 2011 Debt Offering”).  The convertible note of $125,000 will bear interest at the rate of 10.0% per annum, with annual payments of interest commencing on July 1, 2012.  The full amount of principal and any unpaid interest will be due on July 28, 2014.  The outstanding principal balance of the note may be converted into shares of the Company’s common stock, at the option of the note holder and at any time, at a conversion price of $1.08 per share or 115,741 shares of common stock.  The Company may force conversion of the convertible note if our common stock trades for a defined period of time at a price greater than $2.16.  The convertible note is collateralized by the grant of a security interest in the inventory, accounts receivables and capital equipment held by the Company.  As part of the convertible debt financing, Mr. Gray also received a warrant to purchase up to 34,722 shares of the Company’s common stock.  The warrant has an exercise price of $1.08 per share and is exercisable at any time until July 28, 2016.

On June 13, 2011, we completed a $140,000 convertible debt financing with Kerry P. Gray, the Company’s Chairman, President, and Chief Executive Officer (the “June 2011 Debt Offering”).  The convertible note will bear interest at the rate of 10% per annum, with annual payments of interest commencing on July 1, 2012.  The full amount of principal and any unpaid interest will be due on June 13, 2014.  The outstanding principal balance of the note may be converted into shares of the Company’s common stock, at the option of the note holder and at any time, at a conversion price of $1.20 per share or 116,667 shares of common stock.  The Company may force conversion of the convertible note if our common stock trades for a defined period of time at a price greater than $1.80.  The convertible note is collateralized by the grant of a security interest in the inventory, accounts receivables, and capital equipment held by the Company.  As part of the convertible debt financing, Mr. Gray also received a warrant to purchase up to 35,000 shares of the Company’s common stock.  The warrant has an exercise price of $1.20 per share and is exercisable at any time until June 13, 2016.

The securities issuable on conversion of each note have not been registered under the Securities Act of 1933 and may not be sold absent registration or an applicable exemption from the registration requirements.  In connection with the foregoing issuance, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities.  The offering and sale was made to a single person, who is an accredited investor, and transfer is restricted by the Company in accordance with the requirements of the Securities Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based solely upon information made available to us, the following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of January 31, 2012, as to (1) each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of the Company’s Common Stock; (2) each of our directors; (3) each Named Executive Officer; and (4) all directors and executive officers of the Company as a group.

We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them, except as noted. Unless otherwise indicated, the address of each stockholder listed in the table is c/o ULURU Inc., 4452 Beltway Drive, Addison, Texas 75001.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. All shares of Common Stock subject to options or warrants exercisable within 60 days of January 31, 2012 are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

Subject to the paragraph above, percentage ownership of outstanding shares is based on 7,761,000 shares of Common Stock outstanding as of January 31, 2012.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	% of Class

5% or Greater Stockholders:
Kerry P. Gray (1)	390,227	5.0%

Directors and Named Executive Officers:
Kerry P. Gray, Chairman, Director, Chief Executive Officer, President (1)	390,227	5.0%
William W. Crouse, Director (2)	40,001	*
Jeffrey B. Davis, Director (3)	30,002	*
Jeffrey A. Stone, Director (4)	13,334	*
Terrance K. Wallberg, Chief Financial Officer, Vice President (5)	42,623	*

Directors and Executive Officers as a Group (5 persons) (6)	516,187	6.5%

* Less than 1% of the total outstanding Common Stock.

(1)
Includes 50,000 shares held by Kerry P. Gray, Trustee for benefit of Michael J. Gray and 50,000 shares held by Kerry P. Gray, Trustee for benefit of Lindsay K. Gray. Mr. Gray disclaims beneficial ownership of such shares.  The beneficial ownership reported includes 33,334 shares of Common Stock issuable on exercise of stock options that are currently exercisable or will become exercisable within 60 days of January 31, 2012.

(2)	Includes 36,668 shares of Common Stock issuable on exercise of stock options that are currently exercisable or will become exercisable within 60 days of January 31, 2012.
(3)	Includes 30,002 shares of Common Stock issuable on exercise of stock options that are currently exercisable or will become exercisable within 60 days of January 31, 2012.
(4)	Includes 13,334 shares of Common Stock issuable on exercise of stock options that are currently exercisable or will become exercisable within 60 days of January 31, 2012.
(5)	Includes 18,668 shares of Common Stock issuable on exercise of stock options that are currently exercisable or will become exercisable within 60 days of January 31, 2012.
(6)	Includes 132,006 shares of Common Stock issuable on exercise of stock options that are currently exercisable or will become exercisable within 60 days of January 31, 2012.

DESCRIPTION OF SECURITIES

The Company’s certificate of incorporation authorizes the issuance of 200,000,000 shares of its common stock, $0.001 par value per share, and 20,000 shares of preferred stock, $0.001 par value per share, which may be issued in one or more series.  Currently, 1,000 shares of preferred stock are designated as Preferred Stock Series A.

As of January 31, 2012 there were 7,761,000 shares of ULURU’s common stock outstanding and there were 65 shares of its Preferred Stock Series A outstanding.

The following description of our common stock and preferred stock is a summary.  It is not complete and is subject to and qualified in its entirety by our Amended and Restated Articles of Incorporation, and Amended and Restated Bylaws, each as amended to date, and a copy of each of which has been incorporated as an exhibit to the registration statement of which this prospectus supplement forms a part.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and have the right to vote cumulatively for the election of directors.  This means that in the voting at our annual meeting, each stockholder or his proxy, may multiply the number of his shares by the number of directors to be elected then cast the resulting total number of votes for a single nominee, or distribute such votes on the ballot among the nominees as desired.  Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of funds legally available therefor, subject to any preferential dividend rights for our outstanding preferred stock. Upon the Company’s liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably the Company’s net assets available after the payment of all debts and other liabilities and subject to the prior rights of any of our outstanding preferred stock.  Holders of our common stock have no preemptive, subscription, redemption or conversion rights.  The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of the Company’s preferred stock which we may designate and issue in the future.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 20,000 shares of preferred stock in one or more series, and to fix the designations, powers, preferences and relative, participating, optional and other special rights, if any, of each such class or series and the qualifications, limitations and restrictions thereof, including dividend rights, conversion rights, voting rights, sinking-fund provisions, terms of redemption, liquidation preferences, preemption rights, and the number of shares constituting any series or the designation of such series, without any further vote or action by the stockholders. The issuance of preferred stock could adversely affect the voting power of holders of our common stock and could have the effect of delaying, deferring or preventing a change in control of us.

Series A Preferred Stock

On September 13, 2011, the Company, entered into a Preferred Stock Purchase Agreement (the “Series A Agreement”) with Ironridge Global III, LLC, a Delaware limited liability company (“Ironridge Global”), under which Ironridge Global is committed to purchase for cash up to $650,000 of the Company’s redeemable, convertible Series A Preferred Stock (the “Series A Stock”) at $10,000 per share of Series A Stock.  The Series A Stock is convertible at the option of the Company at a fixed conversion price of $0.70, which represented a premium of approximately 37% over the closing price prior to announcement of $0.51 per share.  The conversion price for the holder is fixed with no adjustment mechanisms, resets, or anti-dilution covenants, other than the customary adjustments for stock splits.  The conversion price if the Company elects to convert the Series A Stock is subject to adjustment based on the market price of the Company's common stock and any applicable early redemption price at the time the Company converts.

Under the terms of the Series A Agreement, from time to time and at the Company’s sole discretion, the Company may present Ironridge Global with a notice to purchase such Series A Stock.  On September 20, 2011, Ironridge funded the initial purchase of 15 shares of Series A Stock for cash of $150,000.

In order to effect subsequent purchase closings under the Agreement, on November 8, 2011 the Company and Ironridge entered into a First Amendment to Preferred Stock Purchase Agreement (the “First Amendment”).  Pursuant to the First Amendment, the Company provided notice and Ironridge Global purchased additional Series A Stock in installments as follows:

▪	10 Series A Stock shares for $100,000 on November 9, 2011;
▪	25 Series A Stock shares for $148,750 on January 13, 2012; and
▪	15 Series A Stock shares for $141,525 on January 23, 2012.

On August 22, 2011, we entered into a Finders Fee and Indemnity Agreement with Maxim to assist us, on a non-exclusive basis, with finding and introducing investors as a potential source for financing.  We paid Maxim a finder’s fee, in cash, equal to 5% of the total cash consideration paid to us as a result of each preferred stock financing event resulting from Maxim’s introduction of Ironridge.

On September 13, 2011, the Company filed a Certificate of Designations of Preferences, Rights and Limitations of Series A Stock (the “Series A Certificate of Designations”) with the Secretary of State of the State of Nevada.  A summary of the Certificate of Designations is set forth below:

Ranking and Voting.  The Series A Stock will, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank: (a) senior with respect to dividends and pari passu in right of liquidation with the Company’s common stock; (b) pari passu with respect to dividends and junior in right of liquidation with respect to any other class or series of Preferred Stock; and (c) junior to all existing and future indebtedness of the Company. Holders of Series A Stock have no voting rights, except as required by law, and no preemptive rights. There are no sinking-fund provisions applicable to the Series A Stock.

Dividends and Other Distributions.  Commencing on the date of issuance of any such shares of Series A Stock, holders of Series A Stock are entitled to receive dividends on each outstanding share of Series A Stock, which accrue in shares of Series A Stock, at a rate equal to 7.50% per annum from the date of issuance.  Accrued dividends are payable upon redemption of the Series A Stock.  So long as any shares of Series A Stock are outstanding, no dividends or other distributions will be paid, delivered or set apart with respect to the shares of common stock.

Liquidation.  Upon any liquidation, dissolution or winding up, after payment or provision for payment of the Company’s debts and other liabilities, pari passu with any distribution or payment made to the holders of the Company’s common stock, the holders of Series A Stock shall be entitled to be paid out of the Company’s assets available for distribution to the Company’s stockholders an amount with respect to the Series A Liquidation Value, as defined below, after which any of the Company’s remaining assets will be distributed among the holders of the Company’s other classes or series of stock as applicable.

Redemption.  The Company may redeem any or all of the Series A Stock at any time after the seventh anniversary of the issuance date at the redemption price of $10,000 per share of Series A Stock, plus any accrued but unpaid dividends with respect to such shares of Series A Stock (the “Series A Liquidation Value”).  Prior to the seventh anniversary of the issuance of the Series A Stock, the Company may redeem the shares at any time after six-months from the issuance date at a price per share (the “Early Redemption Price”) equal to 100% of the Series A Liquidation Value divided by (b) the British Pound Sterling Exchange Rate, multiplied by (c) one plus the LIBOR Rate, multiplied by (d) the Rate Factor, for the first calendar month after the issuance date, and decreasing each calendar month thereafter by an amount equal to 0.595% of the Early Redemption Price for the first month.  Any capitalized defined terms that are undefined have been defined in the Series A Certificate of Designations.

In addition, if the Company liquidates, dissolves or winds-up its business, or engages in any deemed liquidation event, it must redeem the Series A Stock at the applicable early redemption price set forth above.

Conversion.  The Series A Stock is convertible into shares of the Company’s common stock at the Company’s option at any time after six-months from the date of issuance of the Series A Stock.  The conversion price for the holder is fixed at $0.70 per share with no adjustment mechanisms, resets, ratchets, or anti-dilution covenants other than the customary adjustments for stock splits.

If the Company elects to convert the Series A Stock into common stock, the Company will issue a number of conversion shares (the “Series A Reconciling Conversion Shares”), so that the total number of conversion shares under the conversion notice equals the early redemption price set forth above multiplied by the number of shares subject to conversion, divided by the lower of (i) the Series A Conversion Price and (ii) 85% of the average of the daily volume-weighted average prices of the Company’s common stock for the 20 trading days following Ironridge Global's receipt of the conversion notice, provided, however, in no event shall the lower of (i) and (ii) be less than $0.001.

The Series A Stock automatically converts into common stock if the closing price of the Company’s common stock exceeds 150% of the Series A Conversion Price for any 20 consecutive trading days.  The Company will issue that number of shares of its common stock equal to the early redemption price set forth above multiplied by the number of shares subject to conversion, divided by the Series A Conversion Price.

Warrants

As of January 31, 2012, warrants for the issuance of 612,594 shares of our common stock were outstanding, all of which are exercisable at a weighted average exercise price of $2.45 per share, all of which are exercisable through various dates expiring between July 23, 2014 and July 28, 2016.

The descriptions of the warrants are only a summary and are qualified in their entirety by the provisions of the forms of the warrant.

Transfer Agent and Registrar

The transfer agent and registrar of our common stock is Continental Stock Transfer & Trust Company, New York, New York.

PLAN OF DISTRIBUTION

We are offering up to 2,500,000 shares of our common stock at an estimated price of $0.40 per share.  If all 2,500,000 shares are sold, we will receive aggregate gross proceeds of $1,000,000.  Pursuant to a placement agency agreement, we have engaged Wellington Shields & Co., LLC as our placement agent for this offering.  The Placement Agent is not purchasing or selling any securities, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of shares of common stock, but will use their reasonable “best efforts” to sell all of the shares of common stock being offered. Because there is no minimum offering amount required as a condition to closing this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth herein.

The offering of the shares will expire on the earlier of (i) the date upon which all of the 2,500,000 shares of common stock being offered have been sold, or (ii) ________ 2012 (60 days from the date of this prospectus.  Pending the expiration of such offering period, we intend to conduct one or more closings, each consisting of  completion of the sale of  not less than 500,000 shares of common stock with aggregate estimated gross proceeds of  $200,000.

Upon the completion of all closings of the offering, we will pay the Placement Agent a cash transaction fee equal to 7% of the gross proceeds to us from the sale of the shares in the offering.  In addition, subject to compliance with FINRA Rule 5110(f)(2(D), we have agreed reimburse Wellington Shields for its pre-approved accountable out-of-pocket expenses incurred and to pay the Placement Agent a non-accountable expense allowance equal to 1.0% of the gross proceeds raised in the offering (exclusive of the fees of the Placement Agent’s counsel, which will not exceed $10,000).  In the event the offering is terminated without any shares being sold, the Placement Agent will be reimbursed only for its actual accountable out-of-pocket expenses.

We have also agreed to grant the Placement Agent a warrant to purchase a number of shares of our common stock equal to 4% of the number of shares sold by us in the offering.  The Placement Agent’s warrants will be issued in compliance with FINRA Rule 5110(f)(2)(H), will have a term of five years, will be exercisable at any time between the first and fifth anniversary dates of the date of this prospectus, and will have an exercise price equal to 120% of the public offering price per share.  The Placement Agent’s warrants will be subject to FINRA Rule 5110(g)(1) in that for a period of six months after the issuance date of the Placement Agent’s warrants, neither the Placement Agent’s warrants nor any warrant shares issued upon exercise of such warrants shall be (A) sold, transferred, assigned, pledged, or hypothecated, or (B) the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of the offering pursuant to which the compensation warrants are being issued, except the transfer of any security as permitted by FINRA rules.

The placement agent agreement also provides that for a period of 18 months following the completion of this offering, Wellington Shields will have a preferential first opportunity to provide public or private debt or equity financing for ULURU, and for a period of one year following the termination or expiration of the offering period, may serve as a co-manager of any public offering of our securities with not less than a 25% interest in any commissions or fees associated therewith.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any commissions received by it and any profit realized on the sale of the securities by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act.  The Placement Agent would be required to comply with the requirements of the Securities Act of 1933, as amended, or the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act.  These rules and regulations may limit the timing of purchases and sales of shares of common stock by the Placement Agent.  Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

The placement agent agreement provides that we will indemnify the placement agent against specified liabilities, including liabilities under the Securities Act.  We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.  The placement agent agreement also provides that the agreement may be terminated by either party upon thirty (30) days prior written notice.

Our obligations to issue and sell the shares of common stock offered hereby to the purchasers is subject to the conditions set forth in a securities purchase agreement, which may be waived by us at our discretion. A purchaser’s obligation to purchase the securities is subject to the conditions set forth in a securities purchase agreement as well, which may also be waived by the purchaser.

Penny Stock

The SEC has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

▪	that a broker or dealer approve a person's account for transactions in penny stocks; and
▪	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

▪	obtain financial information and investment experience objectives of the person; and
▪
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

▪	sets forth the basis on which the broker or dealer made the suitability determination; and
▪	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules.

This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Parr Brown Gee & Loveless PC, Salt Lake City, Utah.

EXPERTS

The consolidated financial statements of ULURU Inc. incorporated by reference from ULURU Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2010 have been audited by Lane Gorman Trubitt, PLLC, an independent registered public accounting firm, as set forth in their reports thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INTEREST OF NAMED EXPERTS

No expert or counsel named in this registration statement as having prepared or certified any part of this statement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or will receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes provide that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that his act or failure to act constituted a breach of his fiduciary duties as a director or officer and his breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The articles of incorporation or an amendment thereto may, however, provide for greater individual liability. Furthermore, directors may be jointly and severally liable for the payment of certain distributions in violation of Chapter 78 of the Nevada Revised Statutes.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, stockholders of our company will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct meets the requirements of Nevada law to impose such liability. The provision, however, does not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit the right of our company or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

The Nevada Revised Statutes also provide that under certain circumstances, a corporation may indemnify any person for amounts incurred in connection with a pending, threatened or completed action, suit or proceeding in which he is, or is threatened to be made, a party by reason of his being a director, officer, employee or agent of the corporation or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if such person (a) is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of law or such greater standard imposed by the corporation’s articles of incorporation; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Additionally, a corporation may indemnify a director, officer, employee or agent with respect to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, if such person (a) is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of law or such greater standard imposed by the corporation’s articles of incorporation; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, however, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court to be liable to the corporation or for amounts paid in settlement to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Our Bylaws provide, among other things, that a director, officer, employee or agent of the corporation will be indemnified against all expense, liability, and loss (including attorneys’ fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered in connection with any threatened, pending, or completed action suit, or proceeding, whether civil, criminal, administrative, or investigative provided that he or she either is not liable pursuant to Nevada Revised Statutes 78.138 (relating to liability of directors and officers to the corporation in certain instances) or acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. We have also entered into contractual indemnification agreements with each of our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, under the Securities Act of 1933, a registration statement on Form S-1 relating to the shares of common stock offered hereby. This Prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our company and the shares we are offering by this Prospectus you should refer to the registration statement, including the exhibits and schedules thereto. You may inspect a copy of the registration statement without charge at the Public Reference Section of the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission. The Securities and Exchange Commission also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's World Wide Web address is http://www.sec.gov.

We file periodic reports, proxy statements and other information with the Securities and Exchange Commission in accordance with requirements of the Exchange Act. These periodic reports, proxy statements and other information are available for inspection and copying at the regional offices, public reference facilities and Internet site of the Securities and Exchange Commission referred to above. In addition, you may request a copy of any of our periodic reports filed with the Securities and Exchange Commission at no cost, by writing or telephoning us at the following address:

Investor Relations
ULURU Inc.
4452 Beltway Drive
Addison, Texas  75001
(214) 905-5145

Information contained on our website is not a prospectus and does not constitute a part of this Prospectus.

You should rely only on the information contained in or incorporated by reference or provided in this Prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume the information in this Prospectus is accurate as of any date other than the date on the front of this Prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed to incorporate by reference information contained in documents that we file with the SEC.  This means that we can disclose important information to you by referring you to those documents and that the information in this prospectus is not complete.  You should read the information incorporated by reference for more detail.  We incorporate by reference in two ways.  First, we list below certain documents that we have already filed with the SEC.  The information in these documents is considered part of this prospectus.  Second, the information in documents that we file in the future will update and supersede the current information in, and be incorporated by reference in, this prospectus.

We incorporate by reference into this prospectus the documents listed below, any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, and any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•	our annual report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 31, 2011 (File No. 001-33618-11726336);

•
our quarterly reports on Form 10-Q for the quarterly period ended March 31, 2011 filed with the SEC on May 16, 2011 (File No. 001-33618-11846906), for the quarterly period ended June 30, 2011 filed with the SEC on August 15, 2011 (File No. 001-33618-111036208), and for the quarterly period ended September 30, 2011 filed with the SEC on November 15, 2011 (File No. 001-33618-111203562);

•	our current report on Form 8-K filed with the SEC on January 4, 2011 (File No. 001-33618-11503896);
•	our current report on Form 8-K filed with the SEC on March 11, 2011 (File No. 001-33618-11682364);
•	our current report on Form 8-K filed with the SEC on April 1, 2011 (File No. 001-33618-11728712);
•	our current report on Form 8-K filed with the SEC on May 17, 2011 (File No. 001-33618-11849858);
•	our current report on Form 8-K filed with the SEC on June 1, 2011 (File No. 001-33618-11886105);
•	our current report on Form 8-K filed with the SEC on June 6, 2011 (File No. 001-33618-11895957);
•	our current report on Form 8-K filed with the SEC on June 14, 2011 (File No. 001-33618-11909483);
•	our current report on Form 8-K filed with the SEC on June 16, 2011 (File No. 001-33618-11915915);
•	our current report on Form 8-K filed with the SEC on June 28, 2011 (File No. 001-33618-11934419);
•	our current report on Form 8-K filed with the SEC on August 1, 2011 (File No. 001-33618-111000663);
•	our current report on Form 8-K filed with the SEC on August 16, 2011 (File No. 001-33618-111038744);
•	our current report on Form 8-K filed with the SEC on September 14, 2011 (File No. 001-33618-111091210);
•	our current report on Form 8-K/A filed with the SEC on September 15, 2011 (File No. 001-33618-111092299);
•	our current report on Form 8-K filed with the SEC on September 27, 2011 (File No. 001-33618-111108542);
•	our current report on Form 8-K filed with the SEC on November 15, 2011 (File No. 001-33618-111205641);
•	our current report on Form 8-K filed with the SEC on December 12, 2011 (File No. 001-33618-111254273);
•	our current report on Form 8-K filed with the SEC on January 17, 2012 (File No. 001-33618-12529782); and
•	our current report on Form 8-K filed with the SEC on February 7, 2012 (File No. 001-33618-12575543).

We will provide each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus upon written or oral request at no cost to the requester.  Requests should be directed to ULURU Inc., 4452 Beltway Drive, Addison, Texas 75001, Attn: Investor Relations, telephone: (214) 905-5145.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC.  That registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules.  You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet website.

You should rely only on the information provided in and incorporated by reference into this prospectus and accompanying prospectus.  We have not authorized anyone else to provide you with different information.  You should not assume that the information in this prospectus and accompanying prospectus is accurate as of any date other than the date on the front cover of these documents.

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made by this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the selling stockholders.  This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those specifically offered hereby or an offer to sell or a solicitation of an offer to buy any of these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation.  Except where otherwise indicated, this Prospectus speaks as of the effective date of the Registration Statement.  Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.

PROSPECTUS

$1,000,000

2,500,000 Shares of Common Stock

This prospectus is dated ______, 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses incurred or expected to be incurred in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All of the amounts shown are estimated except the SEC registration fee. Estimated fees and expenses can only reflect information that is known at the time of filing this registration statement and are subject to future contingencies, including additional expenses for future offerings.

Type of Expense	Amount
Securities and Exchange Commission Registration Fee	$115
Transfer Agent Fees	2,000
Printing and Engraving Expenses	2,000
Accounting Fees and Expenses	6,000
Legal Fees and Expenses	29,000
Miscellaneous Costs	60,885
Total	$100,000

Item 14. Indemnification of Directors and Officers

Section 78.138 of the Nevada Revised Statutes provides that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that (1) his act or failure to act constituted a breach of his fiduciary duties as a director or officer and (2) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, stockholders of our company will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit the right of our company or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty. We have also entered into contractual indemnification agreements with each of our officers and directors.

Item 15: Recent Sales of Unregistered Securities

Preferred Stock Purchase Agreement

On September 13, 2011, the Company, entered into a Preferred Stock Purchase Agreement (the “Series A Agreement”) with Ironridge Global III, LLC, a Delaware limited liability company (“Ironridge Global”), under which Ironridge Global is committed to purchase for cash up to $650,000 of the Company’s redeemable, convertible Series A Preferred Stock (the “Series A Stock”) at $10,000 per share of Series A Stock.  The Series A Stock is convertible at the option of the Company at a fixed conversion price of $0.70, which represented a premium of approximately 37% over the closing price prior to announcement of $0.51 per share.  The conversion price for the holder is fixed with no adjustment mechanisms, resets, or anti-dilution covenants, other than the customary adjustments for stock splits.  The conversion price if the Company elects to convert the Series A Stock is subject to adjustment based on the market price of the Company's common stock and any applicable early redemption price at the time the Company converts.

Under the terms of the Series A Agreement, from time to time and at the Company’s sole discretion, the Company may present Ironridge Global with a notice to purchase such Series A Stock.  On September 20, 2011, Ironridge funded the initial purchase of 15 shares of Series A Stock for cash of $150,000.

In order to effect subsequent purchase closings under the Agreement, on November 8, 2011 the Company and Ironridge entered into a First Amendment to Preferred Stock Purchase Agreement (the “First Amendment”).  Pursuant to the First Amendment, the Company provided notice and Ironridge Global purchased additional Series A Stock in installments as follows:

▪	10 Series A Stock shares for $100,000 on November 9, 2011;
▪	25 Series A Stock shares for $148,750 on January 13, 2012; and
▪	15 Series A Stock shares for $141,525 on January 23, 2012.

On August 22, 2011, we entered into a Finders Fee and Indemnity Agreement with Maxim to assist us, on a non-exclusive basis, with finding and introducing investors as a potential source for financing.  We paid Maxim a finder’s fee, in cash, equal to 5% of the total cash consideration paid to us as a result of each preferred stock financing event resulting from Maxim’s introduction of Ironridge Global.

The Company agreed to issue the Series A Stock in reliance upon the private placement exemption in Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D thereunder.

Convertible Debt Transactions

On June 13, 2011, we completed a $140,000 convertible debt financing with Kerry P. Gray, the Company’s Chairman, President, and Chief Executive Officer (the “June 2011 Debt Offering”).  The convertible note will bear interest at the rate of 10.0% per annum, with annual payments of interest commencing on July 1, 2012.  The full amount of principal and any unpaid interest will be due on June 13, 2014.  The outstanding principal balance of the note may be converted into shares of the Company’s common stock, at the option of the note holder and at any time, at a conversion price of $1.20 per share or 166,667 shares of common stock.  The Company may force conversion of the convertible note if our common stock trades for a defined period of time at a price greater than $1.80.  The convertible note is collateralized by the grant of a security interest in the inventory, accounts receivables and capital equipment held by the Company.  As part of the convertible debt financing, Mr. Gray also received a warrant to purchase up to 35,000 shares of the Company’s common stock.  The warrant has an exercise price of $1.20 per share and is exercisable at any time until June 13, 2016.

On July 28, 2011, we completed a second convertible debt financing with Kerry P. Gray, the Company’s Chairman, President, and Chief Executive Officer (the “July 2011 Debt Offering”).  The convertible note of $125,000 will bear interest at the rate of 10.0% per annum, with annual payments of interest commencing on July 1, 2012.  The full amount of principal and any unpaid interest will be due on July 28, 2014.  The outstanding principal balance of the note may be converted into shares of the Company’s common stock, at the option of the note holder and at any time, at a conversion price of $1.08 per share or 115,741 shares of common stock.  The Company may force conversion of the convertible note if our common stock trades for a defined period of time at a price greater than $2.16.  The convertible note is collateralized by the grant of a security interest in the inventory, accounts receivables and capital equipment held by the Company.  As part of the convertible debt financing, Mr. Gray also received a warrant to purchase up to 34,722 shares of the Company’s common stock.  The warrant has an exercise price of $1.08 per share and is exercisable at any time until July 28, 2016.

The securities issuable on conversion of each note have not been registered under the Securities Act of 1933 and may not be sold absent registration or an applicable exemption from the registration requirements.  In connection with the foregoing issuance, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities.  The offering and sale was made to a single person, who is an accredited investor, and transfer is restricted by the Company in accordance with the requirements of the Securities Act.

Item 16. Exhibits

The following is a list of exhibits filed as a part of this registration statement:

Exhibit Number		Description of Document
1.0	***	Form of Placement Agent Agreement.
3.1		Restated Articles of Incorporation dated November 5, 2007 (7)
3.2		Amended and Restated Bylaws dated December 5, 2008 (8)
3.3		Certificate of Designations of Series A Preferred Stock (18)
4.1		Common Stock Purchase Warrants dated November 16, 2009 by and between ULURU Inc. and the purchasers’ party thereto. (13)
4.2		Common Stock Purchase Warrants dated January 3, 2011 by and between ULURU Inc. and the purchasers’ party thereto. (16)
4.3		Common Stock Purchase Warrant dated June 13, 2011 by and between ULURU Inc. and Kerry P. Gray. (17)
4.4		Common Stock Purchase Warrant dated July 28, 2011 by and between ULURU Inc. and Kerry P. Gray. (18)
10.1		Agreement and Plan of Merger and Reorganization dated October 12, 2005 by and among the Registrant, Uluru Acquisition Corp., and ULURU Delaware Inc. (1)
10.2		Asset Sale Agreement dated October 12, 2005 by and between ULURU Delaware Inc. and Access Pharmaceuticals, Inc. (3)
10.3		Patent Assignment Agreement dated October 12, 2005 by and between ULURU Delaware Inc. and Access Pharmaceuticals, Inc. (3)
10.4		License Agreement dated October 12, 2005 by and between ULURU Delaware Inc. and Access Pharmaceuticals, Inc. (3)
10.5		Lease Agreement dated January 31, 2006 by and between ULURU Delaware Inc. and Addison Park Ltd. (3)
10.6		License Agreement dated August 14, 1998 by and between ULURU Delaware Inc. and Strakan Ltd. (3)
10.7		License and Supply Agreement dated April 15, 2005 by and between ULURU Delaware Inc. and Discus Dental. (3)
10.8		Amendment to License and Supply Agreement dated November 18, 2005 by and between ULURU Delaware Inc. and Discus Dental. (3)
10.9	*	Employment Agreement dated January 1, 2006 by and between ULURU Delaware Inc. and Terrance K. Wallberg. (3)
10.10	*	Employment Agreement dated January 1, 2006 by and between ULURU Delaware Inc. and Daniel G. Moro. (3)
10.11		Agreement dated August 30, 2006 by and between Uluru Inc. and ULURU Delaware Inc. (4)
10.12	*	Uluru Inc. 2006 Equity Incentive Plan (2)
10.13		Agreement dated December 6, 2006 by and among the Registrant, ULURU Delaware Inc., Prenox, LLC, and Cornell Capital, LP. (5)
10.14		Common Stock Purchase Agreement dated December 6, 2006 by and among the Registrant and the purchasers’ party thereto. (5)
10.15		Investor Rights Agreement dated December 6, 2006 by and among the Registrant and the purchasers’ party thereto. (5)
10.16		Amendment to Asset Sale Agreement dated December 8, 2006 by and between ULURU Delaware Inc. and Access Pharmaceuticals, Inc. (5)
10.17	*	Employment Agreement dated December 1, 2006 by and between ULURU Delaware Inc. and John V. St. John, PhD. (6)
10.18		License and Supply Agreement dated November 17, 2008 by and between Meda AB and ULURU Inc. (9)
10.19	*	Separation Agreement dated March 9, 2009 by and between ULURU Inc. and Kerry P. Gray. (10)
10.20		Indemnification Agreements dated July 10, 2009 by and between ULURU Inc. and its current directors. (11)
10.21		Indemnification Agreement dated July 13, 2009 by and between ULURU Inc. and Renaat Van den Hooff. (12)
10.22		Indemnification Agreement dated July 13, 2009 by and between ULURU Inc. and Terrance K. Wallberg. (12)
10.23		Engagement letter dated November 9, 2009 by and between ULURU Inc. and Rodman & Renshaw, LLC (13)
10.24		Securities and Purchase Agreement dated November 11, 2009 by and between ULURU Inc. and the purchasers’ party thereto. (13)
10.25		Securities and Purchase Agreement dated February 2, 2010 by and between ULURU Inc. and the purchasers’ party thereto. (14)
10.26	*	Separation Agreement dated June 4, 2010 by and between ULURU Inc. and Renaat Van den Hooff. (15)
10.27		Acquisition and Licensing Agreement dated June 25, 2010 by and between ULURU Inc., Strakan International Limited and Zindaclin Limited. (15)
10.28		Securities and Purchase Agreement dated January 3, 2011 by and between ULURU Inc. and the purchasers’ party thereto.(16)
10.29		Secured Convertible Subordinated Note dated June 13, 2011 by and between ULURU Inc. and Kerry P. Gray. (17)
10.30		Security Agreement dated June 13, 2011 by and between ULURU Inc. and Kerry P. Gray. (17)
10.31		Secured Convertible Subordinated Note dated July 28, 2011 by and between ULURU Inc. and Kerry P. Gray. (18)
10.32		Security Agreement dated July 28, 2011 by and between ULURU Inc. and Kerry P. Gray. (18)
10.33		Preferred Stock Purchase Agreement dated September 12, 2011 by and between ULURU Inc. and Ironridge Global III, LLC. (19)
10.34		Common Stock Purchase Agreement dated September 12, 2011 by and between ULURU Inc. and Ironridge Global IV, Ltd. (19)
10.35		First Amendment to Preferred Stock Purchase Agreement dated November 8, 2011 by and between ULURU Inc. and Ironridge Global III, LLC. (20)
23.1	**	Consent of Lane Gorman Trubitt, PLLC, an Independent Registered Public Accounting Firm
24.1	**	Power of Attorney (included on the signature page to the registration statement

-----------------------------------------
(1)		Incorporated by reference to the Company’s Current Report on Form 8-K filed on October 18, 2005.
(2)		Incorporated by reference to the Company’s Definitive Schedule 14C filed on March 1, 2006.
(3)		Incorporated by reference to the Company’s Form 8-K filed on March 31, 2006.
(4)		Incorporated by reference to the Company’s Form 10-QSB filed on November 20, 2006.
(5)		Incorporated by reference to the Company’s Form SB-2 Registration Statement filed on December 15, 2006.
(6)		Incorporated by reference to the Company’s Form SB-2/A Registration Statement filed on February 9, 2007.
(7)		Incorporated by reference to the Company’s Form 8-K filed on November 6, 2007.
(8)		Incorporated by reference to the Company’s Form 8-K filed on December 11, 2008.
(9)		Incorporated by reference to the Company’s Form 10-K filed on March 30, 2009.
(10)		Incorporated by reference to the Company’s Form 10-Q filed on May 15, 2009.
(11)		Incorporated by reference to the Company’s Form 8-K filed on July 10, 2009.
(12)		Incorporated by reference to the Company’s Form 8-K filed on July 14, 2009.
(13)		Incorporated by reference to the Company’s Form 8-K filed on November 12, 2009.
(14)		Incorporated by reference to the Company’s Form 8-K filed on February 3, 2010.
(15)		Incorporated by reference to the Company’s Form 10-Q filed on August 16, 2010.
(16)		Incorporated by reference to the Company’s Form 8-K filed on January 4, 2011.
(17)		Incorporated by reference to the Company’s Form 8-K filed on June 14, 2011.
(18)		Incorporated by reference to the Company’s Form 8-K filed on August 1, 2011.
(19)		Incorporated by reference to the Company’s Form 8-K filed on September 15, 2011.
(20)		Incorporated by reference to the Company’s Form 10-Q filed on November 14, 2011.

	*	Management contract or compensation plan arrangements.
	**	Filed herewith.
	***	To be filed by amendment.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)         To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on our behalf by the undersigned on February 14, 2012.

ULURU Inc.

Date: February 14, 2012	By	/s/ Kerry P. Gray
Kerry P. Gray
Chief Executive Officer and President
(Principal Executive Officer)

Date: February 14, 2012	By	/s/ Terrance K. Wallberg
Terrance K. Wallberg
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

We, the undersigned directors of ULURU Inc., hereby severally constitute and appoint Kerry P. Gray and Terrance K. Wallberg, and both or either one of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution in for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date: February 14, 2012	/s/ Kerry P. Gray
Kerry P. Gray, Director

Date: February 14, 2012	/s/ William W. Crouse
William W. Crouse, Director

Date: February 14, 2012	/s/ Jeffrey B. Davis
Jeffrey B. Davis, Director

Date: February 14, 2012	/s/ Jeffrey A. Stone
Jeffrey A. Stone, Director

EXHIBIT INDEX

Exhibit Number		Description of Document
1.0	***	Form of Placement Agent Agreement.
3.1		Restated Articles of Incorporation dated November 5, 2007 (7)
3.2		Amended and Restated Bylaws dated December 5, 2008 (8)
3.3		Certificate of Designations of Series A Preferred Stock (19)
4.1		Common Stock Purchase Warrants dated November 16, 2009 by and between ULURU Inc. and the purchasers’ party thereto. (13)
4.2		Common Stock Purchase Warrants dated January 3, 2011 by and between ULURU Inc. and the purchasers’ party thereto. (16)
4.3		Common Stock Purchase Warrant dated June 13, 2011 by and between ULURU Inc. and Kerry P. Gray. (17)
4.4		Common Stock Purchase Warrant dated July 28, 2011 by and between ULURU Inc. and Kerry P. Gray. (18)
10.1		Agreement and Plan of Merger and Reorganization dated October 12, 2005 by and among the Registrant, Uluru Acquisition Corp., and ULURU Delaware Inc. (1)
10.2		Asset Sale Agreement dated October 12, 2005 by and between ULURU Delaware Inc. and Access Pharmaceuticals, Inc. (3)
10.3		Patent Assignment Agreement dated October 12, 2005 by and between ULURU Delaware Inc. and Access Pharmaceuticals, Inc. (3)
10.4		License Agreement dated October 12, 2005 by and between ULURU Delaware Inc. and Access Pharmaceuticals, Inc. (3)
10.5		Lease Agreement dated January 31, 2006 by and between ULURU Delaware Inc. and Addison Park Ltd. (3)
10.6		License Agreement dated August 14, 1998 by and between ULURU Delaware Inc. and Strakan Ltd. (3)
10.7		License and Supply Agreement dated April 15, 2005 by and between ULURU Delaware Inc. and Discus Dental. (3)
10.8		Amendment to License and Supply Agreement dated November 18, 2005 by and between ULURU Delaware Inc. and Discus Dental. (3)
10.9	*	Employment Agreement dated January 1, 2006 by and between ULURU Delaware Inc. and Terrance K. Wallberg. (3)
10.10	*	Employment Agreement dated January 1, 2006 by and between ULURU Delaware Inc. and Daniel G. Moro. (3)
10.11		Agreement dated August 30, 2006 by and between Uluru Inc. and ULURU Delaware Inc. (4)
10.12	*	Uluru Inc. 2006 Equity Incentive Plan (2)
10.13		Agreement dated December 6, 2006 by and among the Registrant, ULURU Delaware Inc., Prenox, LLC, and Cornell Capital, LP. (5)
10.14		Common Stock Purchase Agreement dated December 6, 2006 by and among the Registrant and the purchasers’ party thereto. (5)
10.15		Investor Rights Agreement dated December 6, 2006 by and among the Registrant and the purchasers’ party thereto. (5)
10.16		Amendment to Asset Sale Agreement dated December 8, 2006 by and between ULURU Delaware Inc. and Access Pharmaceuticals, Inc. (5)
10.17	*	Employment Agreement dated December 1, 2006 by and between ULURU Delaware Inc. and John V. St. John, PhD. (6)
10.18		License and Supply Agreement dated November 17, 2008 by and between Meda AB and ULURU Inc. (9)
10.19	*	Separation Agreement dated March 9, 2009 by and between ULURU Inc. and Kerry P. Gray. (10)
10.20		Indemnification Agreements dated July 10, 2009 by and between ULURU Inc. and its current directors. (11)
10.21		Indemnification Agreement dated July 13, 2009 by and between ULURU Inc. and Renaat Van den Hooff. (12)
10.22		Indemnification Agreement dated July 13, 2009 by and between ULURU Inc. and Terrance K. Wallberg. (12)
10.23		Engagement letter dated November 9, 2009 by and between ULURU Inc. and Rodman & Renshaw, LLC (13)
10.24		Securities and Purchase Agreement dated November 11, 2009 by and between ULURU Inc. and the purchasers’ party thereto. (13)
10.25		Securities and Purchase Agreement dated February 2, 2010 by and between ULURU Inc. and the purchasers’ party thereto. (14)
10.26	*	Separation Agreement dated June 4, 2010 by and between ULURU Inc. and Renaat Van den Hooff. (15)
10.27		Acquisition and Licensing Agreement dated June 25, 2010 by and between ULURU Inc., Strakan International Limited and Zindaclin Limited. (15)
10.28		Securities and Purchase Agreement dated January 3, 2011 by and between ULURU Inc. and the purchasers’ party thereto.(16)
10.29		Secured Convertible Subordinated Note dated June 13, 2011 by and between ULURU Inc. and Kerry P. Gray. (17)
10.30		Security Agreement dated June 13, 2011 by and between ULURU Inc. and Kerry P. Gray. (17)
10.31		Secured Convertible Subordinated Note dated July 28, 2011 by and between ULURU Inc. and Kerry P. Gray. (18)
10.32		Security Agreement dated July 28, 2011 by and between ULURU Inc. and Kerry P. Gray. (18)
10.33		Preferred Stock Purchase Agreement dated September 12, 2011 by and between ULURU Inc. and Ironridge Global III, LLC. (19)
10.34		Common Stock Purchase Agreement dated September 12, 2011 by and between ULURU Inc. and Ironridge Global IV, Ltd. (19)
10.35		First Amendment to Preferred Stock Purchase Agreement dated November 8, 2011 by and between ULURU Inc. and Ironridge Global III, LLC. (20)
23.1	**	Consent of Lane Gorman Trubitt, PLLC, an Independent Registered Public Accounting Firm
24.1	**	Power of Attorney (included on the signature page to the registration statement

-----------------------------------------
(1)		Incorporated by reference to the Company’s Current Report on Form 8-K filed on October 18, 2005.
(2)		Incorporated by reference to the Company’s Definitive Schedule 14C filed on March 1, 2006.
(3)		Incorporated by reference to the Company’s Form 8-K filed on March 31, 2006.
(4)		Incorporated by reference to the Company’s Form 10-QSB filed on November 20, 2006.
(5)		Incorporated by reference to the Company’s Form SB-2 Registration Statement filed on December 15, 2006.
(6)		Incorporated by reference to the Company’s Form SB-2/A Registration Statement filed on February 9, 2007.
(7)		Incorporated by reference to the Company’s Form 8-K filed on November 6, 2007.
(8)		Incorporated by reference to the Company’s Form 8-K filed on December 11, 2008.
(9)		Incorporated by reference to the Company’s Form 10-K filed on March 30, 2009.
(10)		Incorporated by reference to the Company’s Form 10-Q filed on May 15, 2009.
(11)		Incorporated by reference to the Company’s Form 8-K filed on July 10, 2009.
(12)		Incorporated by reference to the Company’s Form 8-K filed on July 14, 2009.
(13)		Incorporated by reference to the Company’s Form 8-K filed on November 12, 2009.
(14)		Incorporated by reference to the Company’s Form 8-K filed on February 3, 2010.
(15)		Incorporated by reference to the Company’s Form 10-Q filed on August 16, 2010.
(16)		Incorporated by reference to the Company’s Form 8-K filed on January 4, 2011.
(17)		Incorporated by reference to the Company’s Form 8-K filed on June 14, 2011.
(18)		Incorporated by reference to the Company’s Form 8-K filed on August 1, 2011.
(19)		Incorporated by reference to the Company’s Form 8-K filed on September 15, 2011.
(20)		Incorporated by reference to the Company’s Form 10-Q filed on November 14, 2011.

	*	Management contract or compensation plan arrangements.
	**	Filed herewith.
	***	To be filed by amendment.